                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant |X|

Filed by a party other than the registrant / /

Check the appropriate box:

         / /   Preliminary Proxy Statement
         / /   Confidential,  for Use of the  Commission  Only (as  permitted by
               Rule 14a-6(e)2))
         /X/   Definitive Proxy Statement
         / /   Definitive Additional Materials
         / /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

                                 WHX CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

         Payment of filing fee (check the appropriate box):

         |X|      No fee required.

         / /      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
and 0-11.

         (1)      Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3)      Per  unit  price  or other  underlying  value  of  transaction computed  pursuant  to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated  and state how it was determined):

--------------------------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

         (5)      Total fee paid:

--------------------------------------------------------------------------------

         / /      Fee paid previously with preliminary materials.

         / /      Check  box if any part of the fee is  offset  as  provided  by
Exchange Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

--------------------------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

         (3)      Filing Party:

--------------------------------------------------------------------------------

         (4)      Date Filed:

                                       -1-

                                 WHX CORPORATION
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022

                           ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JULY 9, 2001

                           ---------------------------

To Our Stockholders:

         We invite  you to attend our  annual  stockholders'  meeting on Monday,
July 9, 2001 at the Dupont Hotel,  11th & Market Streets,  Wilmington,  Delaware
19801 at 11:00 a.m. At the meeting,  you will hear an update on our  operations, have a chance to meet some of our directors and executives,  and will act on the following matters:

                  1)   To elect  three (3) class II  directors  to a  three-year
                       term;
                  2)   To adopt our 2001 Stock Option Plan;
                  3)   To  approve  an  amendment  to  our  1991  Incentive  and
                       Nonqualified  Stock  Option Plan  whereby the term of the
                       1991 Option Plan is extended  until  September  23, 2006,
                       the  definition of persons  eligible to receive grants of
                       options  under  the  1991  Option  Plan is  expanded  and
                       certain other administrative matters are amended;
                  4)   To ratify the appointment of  PricewaterhouseCoopers  LLP
                       as our independent accountants for fiscal 2001; and
                  5)   Any other matters that properly come before the meeting.

         This  booklet  includes a formal  notice of the  meeting  and the proxy statement.  The proxy  statement  tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and gives personal information about our director nominees.

         Only  stockholders  of record at the close of  business on May 14, 2001 will be  entitled  to vote at the  annual  meeting.  Even if you  only own a few shares, we want your shares to be represented at the annual meeting.  I urge you to complete,  sign,  date,  and return your proxy card  promptly in the enclosed envelope.

         We have also  provided you with the exact place and time of the meeting if you wish to attend in person.

                                       Sincerely yours,

                                       MARVIN L. OLSHAN
                                       Secretary

Dated:   New York, New York
         May 21, 2001

                                 WHX CORPORATION
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022

                           ---------------------------

                              2001 PROXY STATEMENT

                               GENERAL INFORMATION

         This proxy statement contains information related to the annual meeting of stockholders of WHX Corporation to be held on Monday, July 9, 2001, beginning at 11:00 a.m., at the Dupont Hotel, 11th & Market Streets, Wilmington,  Delaware
19801, and at any postponements or adjournments thereof.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

         At the Company's  annual meeting,  stockholders  will hear an update on the  Company's  operations,  have a chance  to meet  some of its  directors  and executives and will act on the following matters:

                  1)   To elect  three (3) class II  directors  to a  three-year
                       term;
                  2)   To adopt our 2001 Stock  Option  Plan (the  "2001  Option
                       Plan");
                  3)   To  approve  an  amendment  to  our  1991  Incentive  and
                       Nonqualified  Stock Option Plan (the "1991 Option  Plan")
                       whereby  the term of the  1991  Option  Plan is  extended
                       until  September  23,  2006,  the  definition  of persons
                       eligible  to  receive  grants of  options  under the 1991
                       Option Plan is expanded and certain other  administrative
                       matters are amended (the "1991 Option Plan Amendment");
                  4)   To ratify the appointment of  PricewaterhouseCoopers  LLP
                       as our independent accountants for fiscal 2001; and
                  5)   Any other matters that properly come before the meeting.

WHO MAY VOTE

         Stockholders of WHX  Corporation,  as recorded in our stock register on
May 14, 2001 (the "Record Date"),  may vote at the meeting.  As of this date, we had  15,312,272  shares of common stock eligible to vote. We have only one class of voting shares.  All shares in this class have equal voting rights of one vote per share.

HOW TO VOTE

         You may vote in person at the meeting or by proxy.  We  recommend  that you vote by proxy even if you plan to attend the meeting.  You can always change your vote at the meeting.

VOTING ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE

         Stockholders  whose shares are registered  directly on the books of the
Company may vote either by  telephone  or via the  Internet.  Your  telephone or
Internet vote authorizes the named proxies in the same

manner as if you had executed a proxy card and returned it by mail. Instructions for  registered  stockholders  interested  in  voting  by  telephone  or via the
Internet are set forth on the enclosed  proxy card.  The  telephone and Internet voting procedures are designed to authenticate the shareholder's identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

         If your shares are registered in the name of a bank or brokerage  firm, you may be eligible to vote your shares  electronically  over the Internet or by telephone.  If your  voting  form  does  not  reference  Internet  or  telephone information,  please  complete and return the paper form in the  self-addressed, postage paid envelope provided.

HOW PROXIES WORK

         Our Board of Directors  is asking for your proxy.  Giving us your proxy means you  authorize  us to vote your  shares at the  meeting  in the manner you direct.  You may vote for all, some, or none of our director  nominees.  You may also vote for or against the other proposal or abstain from voting.

         Proxies  submitted by mail,  telephone or Internet will be voted by the individuals  named on the proxy card in the manner you indicate.  If you give us your proxy but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors recommendations,  i.e. in favor of all our director  nominees,  in favor of the approval of the 2001 Stock Option Plan, in favor of the approval of the 1991 Option Plan  Amendment  and in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants.

         You may receive more than one proxy or voting card depending on how you hold  your  shares.  If  you  hold  shares  through  someone  else,  such  as  a stockbroker,  you may get materials  from them asking how you want to vote.  The latest  proxy  card we  receive  from you will  determine  how we will vote your shares.

REVOKING A PROXY

         There are three ways to revoke your proxy.  First, you may submit a new proxy with a later date up until the existing proxy is voted.  Secondly, you may vote in person at the meeting. Lastly, you may notify our corporate secretary in writing at 110 East 59th Street, New York, New York 10022.

QUORUM

         In order  to  carry on the  business  of the  meeting,  we must  have a quorum.  This means at least a majority of the  outstanding  shares  eligible to vote must be  represented at the meeting,  either by proxy or in person.  Shares that we own are not voted and do not count for this purpose.

VOTES NEEDED

         The director nominees receiving a majority of the votes cast during the meeting  will be  elected to fill the seats of our Class II  Directors.  For the other  proposals to be approved,  we require the favorable vote of a majority of the votes  cast.  Only votes for or against a proposal  count.  Votes  which are withheld  from voting on a proposal  will be excluded  entirely and will have no effect in determining the quorum or the majority of votes cast.  Abstentions and broker  non-votes  count for quorum  purposes only and not for voting  purposes.
Broker  non-votes  occur  when a broker  returns  a proxy  but does not have the authority

                                       -2-

to vote on a particular  proposal.  Brokers that do not receive instructions are entitled  to vote on the  election  of  directors  and the  ratification  of the auditors.

ATTENDING IN PERSON

         Only  stockholders,  their proxy  holders,  and our invited  guests may attend the  meeting.  If you wish to attend  the  meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and an identification  with a photo at the meeting.  For example, you could  bring an account  statement  showing  that you owned WHX  Corporation shares as of May 14, 2001 as acceptable proof of ownership.

                                       -3-

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information  concerning ownership of the
Common Stock of WHX Corporation  outstanding at May 14, 2001, by (i) each person known by the Company to be the beneficial owner of more than five percent of its
Common Stock, (ii) each director,  (iii) each of the executive officers named in the summary  compensation table and (iv) by all directors and executive officers of the Company as a group.

                                                              SHARES BENEFICIALLY           PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                            OWNED                    OF CLASS(2)
---------------------------------------                       -------------------           -----------

Deutsche Bank A.G. (3)
Taunusanlage 12, D-60325
Frankfurt am Main, Federal Republic of Germany...............          3,936,018                   20.6%

Founders Financial Group, L.P. (4)
53 Forest Avenue
Old Greenwich, Connecticut  06870............................          1,034,706                    6.8%

WPN Corp. (5)
110 E. 59th Street
New York, New York  10022....................................          1,694,150                   10.0%

Donald Smith & Co., Inc. (6)
East 80, Route 4, Suite 360
Paramus, New Jersey 07652....................................            830,000                    5.4%

Dimensional Fund Advisors Inc. (7)
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401...............................          1,317,625                    8.6%

Gabelli Funds, LLC (8)
One Corporate Center,
Rye, New York 10580..........................................          1,827,881                   11.5%

Alliance Capital Management L.P. (9)
1290 Avenue of the Americas
New York, New York 10104.....................................          1,162,100                    7.6%

Dewey Square Investors Corporation (10)
One Financial Center
Boston, Massachusetts 02111..................................            866,419                    5.7%

Ronald LaBow ................................................        1,694,150(5)                  10.0%

Neil D. Arnold...............................................          70,000(11)                    *

Paul W. Bucha................................................         115,000(11)                    *

Robert A. Davidow............................................         112,035(12)                    *

William Goldsmith............................................          70,000(11)                    *

Robert D. LeBlanc............................................         290,090(13)                   1.9%

Marvin L. Olshan.............................................          71,000(12)                    *

Raymond S. Troubh............................................          72,000(12)                    *

James G. Bradley.............................................         261,654(14)                   1.7%

Howard A. Mileaf.............................................          27,000(15)                    *

Arnold G. Nance..............................................         109,158(16)                    *

                                       -4-

                                                              SHARES BENEFICIALLY           PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                            OWNED                    OF CLASS(2)
---------------------------------------                       -------------------           -----------

All Directors and Executive Officers as a Group                      2,982,087(17)                 16.6%
(12 persons)

-------------------
*        less than one percent.

(1)      Each stockholder,  director and executive officer has sole voting power and sole  dispositive  power with  respect  to all shares  beneficially owned by him, unless otherwise indicated.
(2)      Based  upon  shares  of Common  Stock  outstanding  at May 14,  2001 of
         15,312,272 shares.
(3)      Based on a Schedule  13G filed in  February  2001,  Deutsche  Bank A.G.
         beneficially  owns  687,220  shares of Series A  Convertible  Preferred
         Stock  and  666,460  shares  of Series B  Convertible  Preferred  Stock convertible  into  2,177,525  and  1,633,493  shares of  Common  Stock, respectively, and 125,000 shares of Common Stock.
(4)      Based on a Schedule  13G/A filed in February 2000,  Founders  Financial
         Group, L.P, Forest Investment Management LLC/ADV, Michael A. Boyd, Inc.
         and Michael A. Boyd collectively  beneficially hold 1,034,706 shares of
         Common Stock.
(5)      Based on a Schedule  13D filed  jointly in December  1997 by WPN Corp.,
         Ronald  LaBow,  Stewart  E.  Tabin  and  Neale X.  Trangucci.  Includes
         1,582,500  shares of Common  Stock  issuable  upon  exercise of options within 60 days hereof.  Ronald LaBow,  the Company's  Chairman,  is the sole stockholder of WPN Corp. Consequently,  Mr. LaBow may be deemed to be the  beneficial  owner of all  shares of Common  Stock  owned by WPN
         Corp.  Mr.  LaBow  disclaims  beneficial  ownership  of the  options to purchase  400,000  shares of Common Stock held by WPN Corp.  as nominee for Messrs. Tabin and Trangucci, all of which are exercisable within 60 days hereof.  Messrs. Tabin and Trangucci are officers and directors of
         WPN Corp.  and  disclaim  beneficial  ownership of all shares of Common
         Stock owned by WPN Corp.,  except for options to purchase  such 400,000 shares of Common Stock held by WPN Corp.  as nominee for Messrs.  Tabin and  Trangucci.  Each of Messrs.  Tabin and  Trangucci  holds  options, exercisable within 60 days hereof, to purchase 435,000 shares of Common
         Stock.
(6)      Based on Schedule 13G filed in February 2001,  Donald Smith & Co., Inc.
         beneficially holds 830,000 shares of Common Stock.
(7)      Dimensional Fund Advisors, Inc. ("Dimensional"),  an investment advisor registered  under Section 203 of the  Investment  Advisors Act of 1940, furnishes  investment  advice to four investment  companies  registered under the  Investment  Company  Act of 1940,  and serves as  investment manager to certain  other  investment  vehicles,  including  commingled group trusts.  (These investment  companies and investment vehicles are the  "Portfolios").  In its role as investment  advisor and  investment manager,  Dimensional  possessed both  investment and voting power over
         1,317,625 shares of WHX Corporation  stock as of December 31, 2000. The
         Portfolios  own  all  securities   reported  in  this  statement,   and
         Dimensional disclaims beneficial ownership of such securities.
(8)      Based on a Schedule 13D/A filed in January 2001,  Gabelli  Funds,  LLC,
         GAMCO Investors, Inc., Gabelli International Limited, Gabelli Advisers,
         Inc. and Gabelli Performance Partnership L.P. collectively beneficially hold  1,827,881  shares of Common Stock.  This amount  includes  Common
         Stock  issuable  upon their  conversion  of 340,876  shares of Series A
         Convertible  Preferred Stock and 254,658 shares of Series B Convertible
         Preferred Stock.
(9)      Based on a  Schedule  13G filed  jointly  in  February  1999,  Alliance
         Capital  Management,   L.P.,  AXA,  AXA  Assurances  I.A.R.D.  Mutuelle
         ("AXAAIM"), AXA Assurances Vie

                                       -5-

         Mutuelle  ("AXAAVM"),  AXA Conseil Vie Assurance Mutuelle  ("AXACVAM"),
         AXA Courtage Assurance Mutuelle ("AXACAM") and The Equitable Companies,
         Inc.  collectively  beneficially hold 1,162,100 shares of Common Stock.
         The address of AXA is 9 Place Vendome 75001 Paris,  France. The address of AXAAIM and AXAAVM is 21, rue de Chateaudun 75009 Paris,  France. The
         address  of  AXACVAM  is  100-101  Terrasse  Boieldieu  92042  Paris La
         Defense,  France. The address of AXACAM is 26, rue Louis le Grand 75002
         Paris, France.
(10)     Based on a Schedule 13G/A filed in January 1999, Dewey Square Investors
         Corp.  beneficially  holds 866,419 shares of Common Stock.  This amount includes  Common  Stock  issuable  upon their  conversion  of Preferred
         Stock.
(11)     Consists  of shares of Common  Stock  issuable  upon their  exercise of options within 60 days hereof.
(12)     Includes  70,000 shares of Common Stock issuable upon their exercise of options within 60 days hereof.
(13)     Includes 260,000 shares of Common Stock issuable upon their exercise of options  within 60 days  hereof,  21,639  shares of Common  Stock,  and approximately  2,451 shares of Common Stock issuable upon conversion of
         1,000 shares of Series B Preferred Stock owned directly by Mr. LeBlanc,
         1,000  shares  of Common  Stock  held by Mr.  LeBlanc's  wife and 4,000 shares of Common Stock held by Mr. LeBlanc's children.
(14)     Includes 260,000 shares of Common Stock issuable upon their exercise of options within 60 days hereof.
(15)     Includes  25,000 shares of Common Stock issuable upon their exercise of options within 60 days hereof.
(16)     Includes 103,333 shares of Common Stock issuable upon their exercise of options  within 60 days  hereof,  approximately  3,105 shares of Common
         Stock  issuable  upon  conversion  of 980 shares of Series A  Preferred
         Stock,   approximately   980  shares  of  Common  Stock  issuable  upon
         conversion  of 400  shares  of  Series B  Preferred  Stock  held by Mr.
         Nance's children, and 1,740 shares of Common Stock.
(17)     Includes  2,695,833 shares of Common Stock issuable upon their exercise of options within 60 days hereof.

                                       -6-

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Company's  Certificate of Incorporation  and Bylaws provide for the classification  of the Board of Directors  into three  classes.  The term of the current Class II Directors  expires at the 2001 Annual  Meeting of  Stockholders
(the  "Meeting")  and when  their  successors  are duly  elected  and shall have qualified.  All  nominees  are  currently  Class II  Directors  of the  Company.
Management  has no reason to believe that any of the nominees  will be unable or unwilling  to serve as a  director,  if  elected.  Should any  nominee  not be a candidate at the time of the Meeting (a situation which is not now anticipated), proxies may be voted in favor of the  remaining  nominees  and may be also voted for a substitute nominee selected by the Board of Directors.

         Unless  authority is specifically  withheld,  proxies will be voted for the election of the nominees named below,  to serve as Class II Directors of the
Company for a term of office to expire at the third succeeding Annual Meeting of
Stockholders  and until their  successors  have been duly elected and qualified.
Class II Directors  shall be elected by a plurality of the votes cast, in person or by proxy,  at the Meeting.  The Class I and Class III Directors will continue to serve their  respective  terms,  with the three Class III Directors  having a term that will expire at the 2002 Annual Meeting of  Stockholders of the Company
and the two Class I Directors  having a term that will expire at the 2003 Annual
Meeting of Stockholders of the Company.

         The names of the nominees and certain  information  concerning them are set forth:

                                                 PRINCIPAL OCCUPATION                               FIRST YEAR
                           CLASS OF              FOR THE PAST FIVE YEARS                                BECAME
NAME                       DIRECTOR         AND CURRENT PUBLIC DIRECTORSHIPS             AGE       A DIRECTOR(1)
----                       --------         --------------------------------             ---       -------------
Paul W. Bucha                 II        DIRECTOR.  Consultant to the Company              57            1993
                                        since December 2000.  President,
                                        B,L,H&J, Inc. an international consulting
                                        firm since November 2000 and from July
                                        1991 to April 1998; Chairman of the
                                        Board of Wheeling-Pittsburgh Steel
                                        Corporation from April 1998 to November
                                        2000; President, Paul W. Bucha &
                                        Company, Inc., an international marketing
                                        consulting firm from 1979 to April 1999
                                        and since November 2000; Chairman and
                                        Chief Executive Officer of Delta Defense
                                        from October 1997 to April 1998.
                                        President, Congressional Medal of Honor
                                        Society of U.S. from September 1995 to
                                        November 1999.

Marvin L. Olshan              II        DIRECTOR.  Secretary of the Company since         72            1991
                                        1991. Partner, Olshan Grundman Frome
                                        Rosenzweig & Wolosky LLP, since 1956.

                                       -7-

Raymond S.                    II        DIRECTOR.  Financial Consultant for in            74            1992
Troubh                                  excess of past five years. Mr. Troubh is
                                        also a director of ARIAD Pharmaceuticals,
                                        Inc., Diamond Offshore Drilling, Inc.,
                                        General American Investors Company,
                                        Gentiva Health Services, Inc., a health
                                        services business, Health Net, Inc., a
                                        managed health care company, Starwood
                                        Hotels & Resorts, and Triarc Companies,
                                        Inc., restaurants and soft drinks.  Trustee
                                        of Corporate Renaissance Group
                                        Liquidating Trust, Microcap Liquidating
                                        Trust and Petrie Stores Liquidating Trust.

         The names of the Class III and Class I Directors, whose terms expire at the 2002 and 2003 Annual Meeting of Stockholders  of the Company,  respectively, who are currently serving their terms are set forth below:

                                                       PRINCIPAL OCCUPATION                               FIRST YEAR
                            CLASS OF                  FOR THE PAST FIVE YEARS                               BECAME
NAME                        DIRECTOR             AND CURRENT PUBLIC DIRECTORSHIPS             AGE       A DIRECTOR(1)
----                        --------             --------------------------------             ---       -------------
William Goldsmith               I        DIRECTOR.  Management and Marketing                   82            1987
                                         Consultant since 1984. Chairman of
                                         Nucon Energy Corp. since 1997 and
                                         TMP, Inc. from January 1991 to 1993.
                                         Chairman and Chief Executive Officer of
                                         Overspin Golf Corp. since 1993.
                                         Chairman and Chief Executive Officer of
                                         Fiber Fuel International, Inc., from 1994
                                         to 1997.  Life Trustee to Carnegie Mellon
                                         University since 1980.

Robert D. LeBlanc               I        DIRECTOR.  Executive Vice President of                51            1999
                                         the Company since April 1998.  President
                                         and Chief Executive Officer of Handy &
                                         Harman ("H&H") since April 1998.
                                         (H&H was acquired by the Company in
                                         April 1998). President, Chief Operating
                                         Officer and Director of H&H from July
                                         1997 to April 1998.  Executive Vice
                                         President of H&H from November 1996
                                         to July 1997.  Executive Vice President
                                         of Elf Atochem North America, Inc.
                                         from January 1994 to November 1996.
                                         Director of Church & Dwight Co., Inc.,
                                         a consumer products and specialty
                                         chemical company, since July 1998.

                                       -8-

                                                       PRINCIPAL OCCUPATION                               FIRST YEAR
                            CLASS OF                  FOR THE PAST FIVE YEARS                               BECAME
NAME                        DIRECTOR             AND CURRENT PUBLIC DIRECTORSHIPS             AGE       A DIRECTOR(1)
----                        --------             --------------------------------             ---       -------------

Neil D. Arnold                 III       DIRECTOR. Private Investor since May                  52            1992
                                         1999. Group Finance Director of Lucas
                                         Varity plc from December 1996 to May
                                         1999, and Executive Vice President -
                                         Corporate Development from September
                                         1996 to December 1996; Senior Vice
                                         President and Chief Financial Officer
                                         of Varity Corporation from July 1990 to
                                         September 1996. Lucas Varity plc
                                         designs, manufactures and supplies
                                         advanced technology systems, products
                                         and services in the world's automotive
                                         and aerospace industries.

Robert A.                      III       DIRECTOR AND VICE CHAIRMAN OF THE                     58            1992
Davidow                                  BOARD.  Private investor since January
                                         1990. Director of Arden Group, Inc., a
                                         supermarket holding company.

Ronald LaBow                   III       CHAIRMAN OF THE BOARD.  President of                  65            1991
                                         Stonehill Investment Corp. since
                                         February 1990. Director of Regency
                                         Equities Corp., a real estate company,
                                         and an officer and director of WPN
                                         Corp., a financial consulting company.

--------------------
(1)      The Company and its  subsidiaries  were  reorganized into a new holding company structure ("Corporate  Reorganization") on July 26, 1994. Prior
         to the Corporate Reorganization,  all directors of the Company who were directors at the time of the Corporate Reorganization were directors of
         Wheeling-Pittsburgh Corporation.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE FOR THE ELECTION OF EACH OF
THE NOMINEES.

                                       -9-

MEETINGS AND COMMITTEES

         The Board of Directors  met on 9 occasions and took action by unanimous written  consent on 1 occasion  during the fiscal year ended  December 31, 2000.
There are five  Committees of the Board of Directors:  the Executive  Committee,
the Audit Committee,  the Compensation  Committee,  the Nominating Committee and
the Stock  Option  Committee  (for the 1991  Option  Plan).  The  members of the
Executive  Committee  are Ronald  LaBow,  Robert A.  Davidow,  Marvin L. Olshan,
Raymond S. Troubh and Neil D. Arnold.  The  Executive  Committee  took action by unanimous  written consent on 3 occasions  during the fiscal year ended December
31, 2000.  The  Executive  Committee  possesses  and exercises all the power and authority  of the Board of  Directors  in the  management  and  direction of the business and affairs of the Company  except as limited by law and except for the power to change the membership or to fill vacancies on the Board of Directors or the Executive Committee.  The members of the Audit Committee are Neil D. Arnold,
Robert A. Davidow and Raymond S. Troubh.  The Audit Committee met on 4 occasions during the fiscal year ended December 31, 2000. The primary purpose of the Audit
Committee is to assist the Board of Directors in fulfilling  its  responsibility to oversee the Company's  financial  reporting  activities.  The Audit Committee annually recommends to the Board of Directors  independent public accountants to serve as auditors of the  Company's  books,  records and  accounts,  reviews the scope of the audits performed by such auditors and the audit reports prepared by them,  reviews and monitors the Company's  internal  accounting  procedures  and monitors  compliance  with the  Company's  Code of Ethics Policy and Conflict of
Interest  Policy.  A report from the Audit  Committee  is also  included in this
Proxy  Statement,  see Audit Committee  Report.  The members of the Compensation
Committee are Robert A.  Davidow,  William  Goldsmith and Marvin L. Olshan.  The
Compensation  Committee met on 4 occasions and took action by unanimous  written consent on 1 occasion  during the fiscal  year  ended  December  31,  2000.  The
Compensation Committee reviews compensation  arrangements and personnel matters.
The members of the Nominating Committee are Ronald LaBow, Marvin L. Olshan, Paul
W. Bucha and Robert A. Davidow.  The Nominating Committee recommends nominees to the Board of Directors of the Company. The members of the Stock Option Committee are  Raymond  S.  Troubh  and  Robert A.  Davidow.  The Stock  Option  Committee
administers  the granting of stock options under the 1991 Option Plan. The Stock
Option Committee took action by unanimous  written consent on 2 occasions during the fiscal year ended December 31, 2000.

         Directors  of the Company who are not  employees  of the Company or its subsidiaries  are entitled to receive  compensation  for serving as directors in the amount of $40,000 per annum and $1,000 per Board Meeting, $800 per Committee
Meeting attended in person and $500 per telephonic  meeting other than the Stock
Option Committee, and $1,000 per day of consultation and other services provided other than at meetings of the Board or Committees thereof, at the request of the
Chairman of the Board.  Committee Chairmen also receive an additional annual fee of $1,800.  Directors  of the Company  (other than the  Chairman of the Board or directors  who are  employees of the Company or its  subsidiaries)  also receive options to purchase  8,000  shares of Common Stock per annum on the date of each annual meeting of  Stockholders up to a maximum of 40,000 shares of Common Stock pursuant to the Company's 1993 Directors and Non-Employee  Officers Stock Option
Plan (the "1993 Plan"). All directors of the Company permitted to participate in the 1993 Plan have received the maximum number of shares  permitted to be issued thereunder.  In addition,  directors of the Company  (other than the Chairman of the Board or directors  who are  employees  of the Company or its  subsidiaries)
also received  options to purchase  25,000 shares of Common Stock on December 1,
1997 and receive  options to purchase  5,000 shares of Common Stock per annum on the date of each annual meeting of Stockholders (commencing with the 1998 Annual
Meeting  of  Stockholders)  up to a  maximum  of 40,000  shares of Common  Stock pursuant to the Company's  1997  Directors  Stock Option Plan (the "1997 Plan").
All  directors  of the Company  permitted to  participate  in the 1997 Plan have received the maximum number of shares permitted to be issued thereunder.

                                      -10-

         Pursuant to a management  agreement effective as of January 3, 1991, as amended (the  "Management  Agreement"),  approved by a majority of the Company's disinterested  directors, WPN Corp. ("WPN"), of which Ronald LaBow, the Chairman of the  Board  of the  Company,  is the  sole  stockholder  and an  officer  and director,  provides financial,  management,  advisory and consulting services to
the  Company,   subject  to  the   supervision  and  control  of  the  Company's
disinterested  directors.  The  Management  Agreement has a two year term and is renewable  automatically  for successive two year periods,  unless terminated by either  party upon 60 days'  notice  prior to the  renewal  date.  In 2000,  WPN received a monthly fee of $520,833.33.  WPN Corp. also receives certain benefits from financial  intermediaries which it transacts business with on behalf of the
Company in the form of research  materials and  services,  which are used by WPN
Corp. on behalf of the Company and in connection with its other activities.  For the  fiscal  year  2000,  the  amount of such  reimbursement  was  approximately
$75,000. The Company believes that the cost of obtaining the type and quality of services  rendered by WPN under the  Management  Agreement is no less  favorable than that at which the Company  could  obtain such  services  from  unaffiliated entities. See "Executive Compensation -- Management Agreement with WPN."

                                      -11-

                                   MANAGEMENT

EXECUTIVE OFFICERS OF THE COMPANY

         The  following  table  contains  the names,  positions  and ages of the executive officers of the Company who are not directors.

                                                      PRINCIPAL OCCUPATION FOR THE PAST
NAME                                             FIVE YEARS AND CURRENT PUBLIC DIRECTORSHIPS                    AGE
----                                             -------------------------------------------                    ---
James G. Bradley                   EXECUTIVE VICE PRESIDENT.  President and Chief Executive                     55
                                   Officer of WPSC since April 1998. President
                                   and Chief Operating Officer of Koppel Steel
                                   Company from October 1997 to April 1998. Vice
                                   President of WHX from October 1995 to October
                                   1997. Executive Vice President-Operations of
                                   WPSC from October 1995 to October 1997. Vice
                                   President- Operations of International Mill
                                   Service from May 1992 to October 1995.
                                   Director of WesBanco, Inc. since August 1998.

Paul J. Mooney                     VICE PRESIDENT.  Vice President of the Company and                           49
                                   Executive Vice President and Chief Financial Officer of WPC
                                   and WPSC since October 1997.  National Director of Cross
                                   Border Filing Services with the Accounting, Auditing and SEC
                                   Services department of PricewaterhouseCoopers LLP from
                                   July 1996 to November 1997.  Accounting and Business
                                   Advisory Services Department--Pittsburgh Site Leader of
                                   PricewaterhouseCoopers LLP from 1988 until June 1996.
                                   Client Service and Engagement Partner of
                                   PricewaterhouseCoopers LLP from 1985 until November
                                   1997.

Howard A. Mileaf                   VICE PRESIDENT -- GENERAL COUNSEL.  Vice President --                        64
                                   General Counsel of the Company since May
                                   1998; Vice President -- Special Counsel of
                                   the Company from April 1993 to April 1998.
                                   Trustee/Director of Neuberger Berman Equity
                                   Mutual Funds, since 1984.

Arnold G. Nance                    VICE PRESIDENT -- FINANCE.  Vice President -- Finance since                  44
                                   April 1998.  Vice President of Development and Planning of
                                   Handy & Harman since May 1998.  Special Assistant to the
                                   Chairman of the Board of Directors from November 1995 to
                                   April 1998.  Vice President of Wheeling-Pittsburgh Radio
                                   Corporation from July 1993 to November 1995.

                                      -12-

                             EXECUTIVE COMPENSATION

         SUMMARY  COMPENSATION  TABLE.  The following table sets forth,  for the fiscal years indicated,  all  compensation  awarded to, paid to or earned by the following type of executive  officers for the fiscal years ended 1998,  1999 and
2000: (i)  individuals who served as, or acted in the capacity of, the Company's chief  executive  officer for the fiscal year ended  December 31, 2000  (Messrs.
Bradley and LeBlanc currently serve as Co-Principal Executive Officers, with Mr.
Bradley having primary responsibility for the operations of WPSC and Mr. LeBlanc having  primary  responsibility  for the  operations  of H&H);  and (ii) the
Company's other most highly compensated executive officers,  which together with the  Co-Principal  Executive  Officers  are the  five  most  highly  compensated officers of the Company whose salary and bonus exceeded $100,000 with respect to the fiscal  year ended  December  31,  2000 and who were  employed at the end of fiscal year 2000. Please note that Messrs. LeBlanc and Bradley and the executive officers  identified  in (ii) above are  collectively  referred to as the "Named
Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                     Long Term
Name and Principal Position                    Annual Compensation                 Compensation
---------------------------           ---------------------------------------      ------------

                                                                  Other Annual      Securities        All Other
                                          Salary      Bonus       Compensation      Underlying      Compensation
                               Year        ($)       ($)(1)          ($)(2)         Options (#)         ($)(3)
                               ----       -----      -------      -------------     -----------     ------------
James G. Bradley.............. 2000      400,000        --               --               --            12,350
Executive Vice President(4)    1999      400,000      125,000            --               --            10,767
                               1998      277,436      150,000         46,445(5)      260,000            10,767

Robert D. LeBlanc............. 2000      433,500      175,000            --               --             2,496(7)
Executive Vice President (6)   1999      410,774      300,000            --               --             1,640(7)
                               1998      298,469      150,000            --          260,000           121,043(8)

Arnold G. Nance............... 2000      364,525       75,000            --           10,000             8,628(9)
Vice President-Finance         1999      355,654      150,000            --               --             8,718(10)
                               1998      282,154      105,000         42,172(11)     100,000             7,308

Howard A. Mileaf.............. 2000      120,000      480,000            --               --            15,300
Vice President-General Counsel 1999      120,000      500,000            --               --            15,300
                               1998      120,000    1,080,000            --               --            14,623

Paul J. Mooney................ 2000      275,000       35,000            --               --            35,996(12)
Vice President                 1999      275,000       30,000(13)        --               --            35,033(12)
                               1998      256,250       90,000(13)     44,282(14)          --            36,992(15)

---------------------------

(1)      Mr.  Mileaf  was  granted a bonus  during  2000,  1999 and 1998 for his performance relative to insurance company  settlements,  as a result of which the Company  received gross proceeds of in excess of an aggregate of approximately  $38 million.  Messrs.  LeBlanc and Nance were granted bonuses pursuant to the H&H Management Incentive Plan. Messrs. LeBlanc,
         Nance and Mooney  were  granted  bonuses in 2000 and 1999 for  services performed  in the prior year.  Mr.  Bradley was granted a bonus in 2000 for services  performed in the prior year.  All bonus amounts have been attributed to the year in which the services were performed.
(2)      Excludes  perquisites and other personal  benefits unless the aggregate amount of such compensation exceeds the lesser of either $50,000 or 10%
         of the  total of  annual  salary  and  bonus  reported  for such  Named
         Executive Officer.

                                      -13-

(3)      Amounts shown, unless otherwise noted,  reflect employer  contributions to pension plans.
(4)      Effective  April 23, 1998, Mr. Bradley  returned as President and Chief
         Executive Officer.
(5)      Includes membership dues of $31,355.
(6)      Mr.  LeBlanc's  employment  with the Company  commenced April 1998 as a result of the Handy & Harman acquisition.
(7)      Represents insurance premiums paid by the Company.
(8)      Includes the value of awards  under the H&H  Long-Term  Incentive  Plan aggregating $120,097, half of which vested in February 1999 and half of which  vested in  January  2000,  and  insurance  premiums  of $946 the
         Company paid in 1998.
(9)      Includes insurance premiums paid by the Company in 2000 of $928.
(10)     Includes insurance premiums paid by the Company in 1999 of $1,018.
(11)     Includes relocation allowance of $40,411.
(12)     Includes  insurance  premiums  paid by the  Company in 2000 and 1999 of
         $25,000.
(13)     Represents payments made pursuant to Mr. Mooney's employment agreement.
(14)     Includes membership dues of $36,233.
(15)     Includes insurance premiums paid by the Company in 1998 of $28,125.

         OPTION GRANTS TABLE. The following table sets forth certain information regarding  stock  option  grants  made to each of the Named  Executive  Officers during the fiscal year ended December 31, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            Potential Realizable
                                                                                           Value at Assumed Annual
                                                                                            Rates of Stock Price
                                                                                              Appreciation for
                                    Individual Grants                                            Option Term
                                    -----------------                                      -----------------------
                                                 % of Total
                                                   Options
                         Number of Securities    Granted to       Exercise
                          Underlying Options    Employees in       Price      Expiration
          Name             Granted (#) (1)       Fiscal Year      ($/Sh)         Date          5%($)      10%($)
          ----             ---------------      -------------     -------       ------         -----      ------
Arnold G. Nance..........       10,000              3.7%           $6.875       2/9/10        43,236      109,570
-------------------

(1)      All  options  were  granted  under the  Company's  1991  Incentive  and
         Nonqualified  Stock  Option  Plan and vest  ratably  over a  three-year period. This period commenced February 9, 2000.

                                      -14-

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The  following   table  sets  forth  certain   information   concerning
unexercised  stock options held by the Named  Executive  Officers as of December
31, 2000.

                                            Number of Securities Underlying           Value of Unexercised In-the-
                                          Unexercised Options at 2000 Fiscal             Money Options at 2000
                                                      Year-End(#)                        Fiscal Year-End($)(1)
Name                                        Exercisable/Unexerrcisable                Exercisable/Unexercisable
----                                      ---------------------------------           ----------------------------

James G. Bradley.....................                  260,000/0                                  0/0
Robert D. LeBlanc....................                  260,000/0                                  0/0
Arnold G. Nance......................                103,333/6,667                                0/0
Howard A. Mileaf.....................                  25,000/0                                   0/0
Paul J. Mooney ......................                  40,000/0                                   0/0

-------------------

(1)      On December 29, 2000, the last reported sales price of the Common Stock as reported on the New York Stock Exchange Composite Tape was $0.75.

         LONG-TERM  INCENTIVE AND PENSION PLANS.  Other than as described below, the Company does not have any  long-term  incentive or defined  benefit  pension plans.

         In January 1999,  H&H amended and restated its Long Term Incentive Plan
("LTIP"), in which the final cycle had been terminated on December 31, 1998. The current LTIP is a  performance-based  plan  pursuant to which  executives of H&H earn the right to receive awards based on the  achievement  of pre-  established financial performance and other goals. The amended LTIP established  overlapping cycles with each cycle encompassing five fiscal years,  commencing on January 1,
1999. LTIP  participants  are selected by H&H's Chief Executive  Officer and the
Compensation Committee of the Board of Directors of the Company. Messrs. LeBlanc
and Nance are the only Named  Executive  Officers  who are  participants  in the
Amended and Restated LTIP.

         H&H maintains the  Supplemental  Executive  Retirement Plan ("SERP") to
provide  executive  officers the amount of reduction  in their  formula  pension benefits  under the Handy & Harman  Pension Plan on account of the limitation on pay under  Section  401(a)(17)  of the  Internal  Revenue  Code  ("IRC") and the
limitation  on benefits  under Section 415 of the IRC. The SERP also applies the
Handy & Harman  Pension Plan formula to the Career  Average Pay after  including
100  percent  of the  amounts  received  under  the  Handy &  Harman  Management
Incentive  Plan.  Amounts  received  under the SERP are not  subject  to Cost of
Living increases.

         The following  Table shows the projected  Annual  Retirement  Benefits, payable on the basis of ten years of certain  payments and  thereafter for life, to each of the individuals  listed in the Summary  Compensation  Table at age 65 assuming continuation of employment until age 65. The amounts shown under Salary reflect the December 31, 2000 rate of salary paid by H&H as plan compensation of
Messrs.  LeBlanc and Nance of $433,500 and $227,500,  respectively,  and include the benefits  payable  under both the Handy & Harman  Pension Plan and the SERP.
The amount of benefits  shown  under  Bonus would be payable  under the SERP and assumes continuation of the amount of Bonus received for 2000.

                                      -15-

                           EXECUTIVE PENSION BENEFITS

                    NORMAL RETIREMENT                                  ANNUAL RETIREMENT BENEFITS FROM:

Name                 Date (NRD)             Service at                 Salary             Bonus               Total
----                 ----------             ----------                 ------             -----               -----
                                            NRD

R.D. LeBlanc         July 1, 2014           17 yrs. 8 mos.             $148,547            $65,442            $213,989
A.G. Nance           January 1, 2022        28 yrs. 6 mos.              111,706             38,125             149,831

         In 1998 WPC  established a supplemental  defined  benefit plan covering
WPC  salaried  employees  employed  as of  January  31,  1998  which  provides a guaranteed minimum benefit based on years of service and compensation. The gross benefit  from  this  plan is  offset  by the  annuitized  value  of the  defined contribution  plan  account  balance and any  benefits  payable from the Pension
Benefit  Guaranty  Corporation  from the previously  terminated  defined benefit pension plan. None of the Named Executive  Officers are entitled to any benefits under such plan.

         DEFERRED  COMPENSATION  AGREEMENTS.  Except  as  described  in the next paragraph with respect to the employment agreements of Messrs. Bradley,  LeBlanc and Nance,  no plan or  arrangement  exists which results in  compensation  to a
Named  Executive  Officer  in excess of  $100,000  upon  such  officer's  future termination of employment or upon a change-of-control.

         EMPLOYMENT  AGREEMENTS.  Mr. Robert D. LeBlanc  became  Executive  Vice
President of the Company pursuant to a three-year  employment agreement dated as of April 7, 1998, which will be automatically  extended for successive  two-year periods unless earlier terminated  pursuant to the provisions of such agreement.
The  agreement  provides  for an annual  salary to Mr.  LeBlanc  of no less than
$400,000 and an annual bonus to be awarded at the Company's sole discretion. Mr.
LeBlanc  was  granted  bonuses  of  $175,000  and  $300,000  in 2001  and  2000, respectively,  for services  performed  in 2000 and 1999.  In the event that Mr.
LeBlanc's employment is terminated by the Company other than with cause, he will receive a payment of two  year's  salary at the  highest  rate in effect for the twelve  preceding  months plus two times his average bonus during the last three preceding years.

         Mr. James G. Bradley became  President and Chief  Executive  Officer of
WPSC and  Executive  Vice  President  of the Company  pursuant  to a  three-year employment  agreement  dated as of April 23, 1998,  which will be  automatically extended for successive three-year periods unless earlier terminated pursuant to the provisions of such agreement. The agreement provides for an annual salary to
Mr.  Bradley of $400,000 and an annual bonus to be awarded at the Company's sole discretion.  Mr.  Bradley was  granted a bonus of $125,000 in 2000 for  services performed in 1999. In the event that Mr.  Bradley's  employment is terminated by the Company other than with cause, he will receive a payment of $1,200,000.

         Mr. Arnold G. Nance became Vice President,  Planning and Development of
H&H  pursuant to a one- year  employment  agreement  with H&H dated as of May 1,
1998, which was amended as of December 21, 1998 and which will  automatically be extended for successive  one-year periods unless earlier terminated  pursuant to the provisions of such agreement. The agreement provides for an annual salary to
Mr.  Nance of no less than  $210,000  and an annual  bonus to be  awarded at the
Company's sole discretion. Mr. Nance was granted bonuses of $75,000 and $150,000 in 2001 and 2000, respectively,  for services performed in 2000 and 1999. In the event that Mr.  Nance's  employment is terminated by the Company other than with cause,  he will  receive a payment of one year's  salary at the highest  rate in effect during the 12 preceding months.

                                      -16-

         Mr. Paul J. Mooney is  Executive  Vice  President  and Chief  Financial
Officer  of WPC and WPSC and Vice  President  of WHX  pursuant  to a  three-year employment  agreement dated as of December 24, 1998, which will be automatically extended for successive three-year periods unless earlier terminated pursuant to the provisions of such agreement. The agreement provides for an annual salary to
Mr. Mooney of $275,000 and an annual bonus to be granted in accordance  with the terms of WPSC's management  incentive program. Mr. Mooney was granted a bonus of
$35,000 in 2000.  Upon the occurrence of a change of control of the Company,  or in the event that Mr.  Mooney's  employment  is  terminated by the Company other than with cause, Mr. Mooney will receive a payment of $825,000. Upon the sale of
WPC or WPSC, subject to certain conditions, Mr. Mooney will receive a payment of
$1,825,000.

         REPORT ON REPRICING OF OPTIONS. None of the stock options granted under any of the Company's plans were repriced in the fiscal year ended 2000.

         COMPENSATION  COMMITTEE  INTERLOCK AND INSIDER  PARTICIPATION.  Messrs.
Davidow,  Goldsmith  and  Olshan  each  served as a member  of the  Compensation
Committee  of the Board of Directors  during the fiscal year ended  December 31,
2000. Mr. Olshan is a member of Olshan Grundman Frome  Rosenzweig & Wolosky LLP, which the Company has retained as outside  general  counsel  since January 1991.
The Company  has paid such firm  approximately  $524,584  during the fiscal year ended December 31, 2000.

         MANAGEMENT   AGREEMENT  WITH  WPN  CORP.  Pursuant  to  the  Management
Agreement, approved by a majority of the Company's disinterested directors, WPN, of which Ronald  LaBow,  the  Chairman of the Board of the Company,  is the sole stockholder  and  an  officer  and  director,  provides  financial,  management, advisory and consulting services to the Company,  subject to the supervision and control of the disinterested  directors.  Such services  include,  among others, identification,  evaluation and negotiation of acquisitions,  responsibility for financing  matters,  review of annual and  quarterly  budgets,  supervision  and administration,  as appropriate,  of all the Company's  accounting and financial functions  and review and  supervision  of the Company's  reporting  obligations under  Federal and state  securities  laws.  For fiscal year 2000 and 1999,  WPN received a monthly fee of  $520,833.33.  In 1998,  WPN received a monthly fee of
$458,333.33  from January 1 until April 13 and  $520,833.33  from April 14 until
December 31. In addition,  in October 1999 the Board of Directors also awarded a
$3,280,000 bonus to WPN and in September 1998 the Board of Directors awarded WPN a bonus of $3,750,000,  each in recognition of the extraordinary  returns earned by WPN on behalf of the  Company in its  management  of the  Company's  cash and marketable  securities.  In August  1997,  the  Company  granted  WPN options to acquire  1,000,000  shares  of Common  Stock.  Such  options  are held by WPN as nominee for Ronald LaBow, Stewart E. Tabin and Neale X. Trangucci,  each of whom is an officer of WPN, and has the right to acquire 600,000,  200,000 and 200,000 shares,  respectively,  of Common  Stock.  WPN  additionally  beneficially  owns options  to  purchase  982,500  shares of Common  Stock.  The  weighted  average exercise  price of all such  options  is  $10.23.  None of  these  options  were exercised in 2000. The Company  provides  indemnification  for WPN's  employees, officers and directors against any liability,  obligation or loss resulting from their actions pursuant to the Management Agreement. The Management Agreement has
a two year term and is renewable  automatically for successive two year periods, unless  terminated  by either  party upon 60 days'  notice  prior to the renewal date. WPN Corp.  also receives  certain  benefits from financial  intermediaries which  it  transacts  business  with on  behalf  of the  Company  in the form of research  materials and  services,  which are used by WPN Corp. on behalf of the
Company and in connection with its other  activities.  For the fiscal year 2000, the amount of such reimbursement was approximately  $75,000. WPN has not derived any other  income  and has not  received  reimbursement  of any of its  expenses
(other than health  benefits and standard  directors'  fees) from the Company in connection  with the  performance  of  services  described  above.  The  Company believes that the cost of obtaining the type and quality of services rendered by
WPN under the  Management  Agreement is no less favorable than the cost at which the Company could obtain from unaffiliated entities.

                                      -17-

AUDIT COMMITTEE REPORT

         The Board of Directors  appoints an Audit Committee each year to review the Company's financial matters.  The members of the Audit Committee are Neil D.
Arnold,  Robert A. Davidow and Raymond S. Troubh.  Each member of the  Company's audit committee meets the  independence  requirements  set by the Securities and
Exchange Commission ("SEC") and the New York Stock Exchange. The Audit Committee
operates under a written  charter  adopted by the Board of Directors.  A copy of the  Company's  Audit  Committee  charter has been included as Exhibit A to this proxy statement.

         The primary  purpose of the Audit  Committee  is to assist the Board of
Directors in fulfilling its  responsibility  to oversee the Company's  financial reporting  activities.  The Audit Committee meets with the Company's independent accountants  and reviews the scope of their audit,  report and  recommendations.
The Audit  Committee also  recommends to the Board of Directors the selection of the Company's independent accountants. The Audit Committee met four times during fiscal 2000.  The Audit  Committee  members  reviewed and  discussed the audited financial  statements  for  the  fiscal  year  ending  December  31,  2000  with management.  The Audit  Committee also discussed all the matters  required to be
discussed  by  Statement  of  Auditing   Standard  No.  61  with  the  Company's
independent auditors,  PricewaterhouseCoopers  LLP. The Audit Committee received the  written  disclosures  and the  letter  from  PricewaterhouseCoopers  LLP as required by  Independence  Standards  Board Standard No. 1 and has discussed the independence of PricewaterhouseCoopers LLP with representatives of such firm.

         Based on their review and the discussions  described  above,  the Audit
Committee  recommended  to the Board of  Directors  that the  Company's  audited financial  statements be included in the Company's Annual Report on Form 10-K to be filed with the SEC.

                             Audit Committee
                             ---------------
                             Neil D. Arnold, Chairman
                             Robert A. Davidow
                             Raymond S. Troubh

2000 COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION:

         GENERAL

         The  Compensation  Committee  determines  the cash and other  incentive compensation,  if any, to be paid to the  Company's  executive  officers and key employees.  Messrs.  Davidow,  Olshan  and  Goldsmith  serve as  members  of the
Compensation  Committee.  The Stock  Option  Committee  is  responsible  for the administration  and award of stock options  under the 1991 Option Plan.  Messrs.
Davidow and Troubh serve as members of the Stock Option Committee.  Both Messrs.
Davidow and Troubh are non-empl directors of the Company,  as defined under Rule
16b-3 of the 1934 Exchange Act, as amended.  Mr.  Davidow  serves as Chairman of the Compensation  Committee.  The Compensation  Committee met 4 times during the fiscal year ended December 31, 2000.

         COMPENSATION PHILOSOPHY

         The Compensation  Committee's executive  compensation  philosophy is to base  management's  pay, in part, on  achievement  of the  Company's  annual and long-term performance goals, to provide competitive

                                      -18-

levels of  compensation,  to recognize  individual  initiative,  achievement and length of service to the Company,  and to assist the Company in  attracting  and retaining qualified  management.  The Compensation  Committee also believes that the  potential  for equity  ownership by  management  is  beneficial in aligning management's  and  stockholders'  interests in the  enhancement  of  stockholder value. The Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

         SALARIES

         Base  salaries for the  Company's  executive  officers  are  determined initially  by  evaluating  the  responsibilities  of the  position  held and the experience of the individual,  and by reference to the  competitive  marketplace for  management  talent,  including a comparison of base salaries for comparable positions at other comparable  companies.  Base salary compensation of executive officers is reviewed annually by the Compensation Committee, and recommendations of the  Compensation  Committee  in that  regard  are acted upon by the Board of
Directors.   Annual  salary   adjustments   are  determined  by  evaluating  the
competitive  marketplace;  the  performance  of the  Company  which  includes in descending  level  of  importance,  operating  income  of the  Company  and cash management,  production  efficiency and quality of products;  the performance of the  executive;  the length of the  executive's  service to the  Company and any increased  responsibilities  assumed by the executive. The Company places itself between the low and medium levels in determining  salaries compared to the other comparable holding companies of industrial businesses.

         INCENTIVE COMPENSATION

         H&H Management Incentive Plan
         -----------------------------

         H&H, which the Company acquired in April 1998 and which is now a wholly owned subsidiary of the Company,  maintains a Management  Incentive Plan ("MIP")
which is an annual  incentive  program  that rewards  selected  officers and key employees each year based on their contributions to the profits of H&H.

         Participants in the MIP are designated by the Chief  Executive  Officer of H&H and approved by the  Compensation  Committee of the Board of Directors of
the Company at the beginning of each fiscal year.  Awards  granted under the MIP are  approved by the Board of  Directors  of the  Company.  Messrs.  LeBlanc and
Nance,  the only  Named  Executive  Officers  who are  participants  in the MIP, received  awards  of  $175,000  and  $75,000,  respectively,  in 2001 for  their services in 2000.

         2000 WPSC Incentive Plans
         -------------------------

         WPSC had three principal incentive plans in 2000: the Gainsharing Plan, the Sales  Incentive  Plan and the  Corporate  Bonus  Plan.  The  purpose of the
Gainsharing  Plan was to reward  employees in the production  facilities of WPSC for attaining and exceeding business plan related productivity,  cost and safety goals.  The purpose of the Sales  Incentive Plan was to reward  employees in the sales areas of WPSC for  attaining  and  exceeding  business  plan related sales goals. These plans cover WPSC management  employees  (aggregating  approximately
658 employees) in the production and sales areas other than the Vice-Presidents, division  managers  and  general  managers  of those  areas.  Payments  are made quarterly  under such plans,  with amounts which are withheld paid at the end of the year, provided annual goals are met. Payments made under these plans totaled
$1.6  million for 2000.  None of the Named  Executive  Officers are eligible for participation in either of the Gainsharing or Sales Incentive Plans. The purpose of the Corporate Bonus Plan was to reward WPSC management employees (aggregating approximately  297 employees) not covered by the Gainsharing and Sales Incentive
Plans.   Under  the  Corporate  Bonus  Plan,

                                      -19-

a bonus pool is available for  distribution  if specific  semi-annual  operating income goals are met. No bonuses were paid under this plan for 2000.

         Other Incentive Compensation
         ----------------------------

         The Company from time to time  considers  the payment of  discretionary bonuses to its executive  officers.  Bonuses would be determined  based,  first, upon the level of  achievement  by the Company of its  strategic  and  operating goals and, second, upon the level of personal  achievement by participants.  The achievement of goals by the Company includes,  in descending order,  among other things,  the  performance of the Company as measured by return on assets and the operating income of the Company,  production efficiency and quality of products.
The achievement of personal goals includes the actual performance of the unit of the Company for which the executive  officer has  responsibility  as compared to the planned  performance  thereof,  the level of cost  savings  achieved by such executive  officer,  other individual  contributions,  the ability to manage and motivate  employees  and the  achievement  of  assigned  projects.  Bonuses  are determined  annually after the close of each fiscal year. Despite achievement of personal  goals,  bonuses  may not be given  based upon the  performance  of the
Company as a whole. In connection  with his performance in resolving  certain of the Company's  outstanding  claims against  insurance  carriers,  as a result of which the  Company  received  gross  proceeds  of in excess of an  aggregate  of approximately  $38 million,  Mr.  Mileaf,  who is not a participant  in the WPSC
Bonus Plan or the MIP, was awarded a bonus of $480,000 in 2000.

         Mr.  Bradley was the Company's  Executive  Vice President and President
and Chief Executive  Officer of WPSC in 2000, with an annual salary of $400,000.
Mr. LeBlanc was President and Chief Executive  Officer of H&H and Executive Vice
President  of the Company in 2000 with an annual base  salary of  $433,500.  Mr.
Bradley and Mr. LeBlanc currently serve as the Company's  Co-Principal Executive
Officers,  with Mr. Bradley having primary  responsibility for the operations of
WPSC and Mr. LeBlanc having primary responsibility for the operations of H&H. As described in the  Employment  Agreements  section above,  Mr.  Bradley's and Mr.
LeBlanc's  annual base salaries are determined by contract.  In determining such amount,  the Board of Directors  considered  the  responsibilities  performed by
Messrs.  Bradley and LeBlanc as Executive  Vice  Presidents of the Company,  Mr.
Bradley's responsibilities as President and Chief Executive Officer of WPSC, Mr.
LeBlanc's  responsibilities as President and Chief Executive Officer of H&H, the
performance  of Messrs.  Bradley  and  LeBlanc in  managing  and  directing  the
Company's  operations,  the efforts by Messrs.  Bradley and LeBlanc in assisting the Company to improve its capital base and financial  condition,  a competitive assessment  of survey data of other  industrial  companies  as it relates to the
Company's performance versus other industrial  companies,  and the evaluation of the other factors described in "Salaries" above.

         The Compensation  Committee considered Messrs.  Bradley and LeBlanc for cash  performance  bonuses in accordance with the following  terms:  the factors discussed in the above paragraph; the bonuses paid to other senior executives of the Company; the overall performance of the Company, WPSC and H&H as measured by guidelines  used to determine the bonuses of other senior  executives  including the  operating  results of the  Company,  production  efficiency  and quality of products;  Mr. LeBlanc's impact on the improved operating results of H&H and Mr.
Bradley's  impact on operating  results at the  Company's  steel  division in an industry adversely impacted by pricing levels; and the transactions effected for the benefit of the Company that are outside of the  ordinary  course of business and directly or indirectly  accomplished through the efforts of Messrs.  Bradley and/or LeBlanc, respectively (e.g., business combinations,  corporate partnering and other similar  transactions).  The Board of Directors  awarded Mr. LeBlanc a bonus of $175,000 in 2001 for his services in 2000.  Mr. Bradley was not awarded a bonus by the Board of Directors.

                                      -20-

         STOCK OPTION AND OTHER PLANS

         The  Company  did  not  award  options  to any of the  Named  Executive
Officers  in 2000 other than a grant of options  to  purchase  10,000  shares of common  stock,  which was granted to Mr.  Nance on  February 9, 2000.  It is the philosophy of the Stock Option Committee that stock options should be awarded to employees of the Company to promote  long-term  interests between such employees and the  Company's  stockholders  through an equity  interest in the Company and assist in the  retention  of such  employees.  The Stock Option  Committee  also considered  the  amount  and terms of options  previously  granted to  executive officers. The Stock Option Committee believes the potential for equity ownership by management is beneficial in aligning management's and stockholders'  interest in the  enhancement of stockholder  value.  Participation  in restricted  stock, profit  sharing and  incentive  plans is offered,  pursuant to their  terms,  to provide  incentive to executive  officers to contribute to corporate  growth and profitability.

                                                     Compensation Committee:
                                                     ----------------------
                                                     Robert A. Davidow, Chairman
                                                     William Goldsmith
                                                     Marvin L. Olshan

                                      -21-

         COMMON STOCK PERFORMANCE: The following graph compares, for each of the fiscal years indicated, the yearly percentage change in the Company's cumulative total stockholder return on the Company's common stock with the cumulative total return of a) the Standard and Poor's Index, a broad equity market index,  and b)
an  index   consisting  of  the  following   industrial   companies:   Bethlehem
Corporation, Ispat Inland, Inc., LTV Corporation and Weirton Steel Corp.

                               [PERFORMANCE GRAPH]

                                 1995           1996          1997        1998         1999          2000

WHX CORPORATION                  100.00         81.61       110.34       92.53         82.76          6.90
PEER GROUP                       100.00         86.81        72.30       31.14         52.35          7.22
S&P 500 INDEX                    100.00        122.96       163.98      210.84        255.22        231.98

         There can be no  assurance  that the Common  Stock's  performance  will continue with the same or similar trends depicted in the graph above.

                                      -22-

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Paul W. Bucha,  a director of the  Company,  is WPSC's  designee to the
Board of  Wheeling-  Nisshin.  James D. Hesse,  a former Vice  President  of the
Company,   is   President,   Chief   Executive   Officer   and  a  director   of
Wheeling-Nisshin.  The WPC  Group (as  defined  below)  currently  holds a 35.7%
equity  interest in  Wheeling-Nisshin.  Mr. Bucha is also (i) the Chairman and a director of Ohio  Coatings  Company,  a joint venture 50% owned by WPSC and (ii)
the director and a vice president of Wheeling Downs Racing Association, which is
50% owned by WHX Entertainment Corp., a wholly-owned subsidiary of the Company.

         Marvin L. Olshan, a director and Secretary of the Company,  is a member of Olshan Grundman Frome  Rosenzweig & Wolosky LLP  ("OGFR&W").  The Company has
retained  OGFR&W as their outside  general  counsel since January 1991.  For the fiscal year ended  December  31,  2000,  the Company  paid OGFR&W  approximately
$524,584.

         CHAPTER 11 BANKRUPTCY FILING OF WHEELING-PITTSBURGH CORPORATION AND ITS
SUBSIDIARIES

         On  November  16,  2000,   Wheeling-Pittsburgh   Corporation   and  its
subsidiaries,  including  Wheeling-Pittsburgh  Steel Corporation (together,  the
"WPC Group") filed voluntary  petitions (the "Chapter 11 Filings") to reorganize their  businesses under Chapter 11 of the U.S. Code. The Chapter 11 Filings were made in the United States  Bankruptcy  Court for the Northern  District of Ohio.
The WPC Group is in  possession  of its  properties  and assets and continues to
manage  its   businesses   with  its   existing   directors   and   officers  as
debtors-in-possession subject to the supervision of the bankruptcy court.

         MANAGEMENT AGREEMENT

         Pursuant  to the  Management  Agreement  approved  by a majority of the
Company's  disinterested  directors,  WPN, of which Ronald LaBow,  the Company's
Chairman,  is the sole  stockholder and an officer and a director,  provides the
Company with  financial,  management,  advisory and  consulting  services to the
Company,  subject to the supervision and control of the disinterested directors.
The Management Agreement has a two year term and is renewable  automatically for successive  two year  periods,  unless  terminated by either party upon 60 days'
notice  prior  to the  renewal  date.  The  Company  believes  that  the cost of obtaining the type and quality of services  rendered by WPN under the Management
Agreement is no less  favorable  than the cost at which the Company could obtain from unaffiliated  entities.  See "Executive  Compensation-Management  Agreement
with WPN Corp."

                                      -23-

                                 PROPOSAL NO. 2

                         PROPOSED 2001 STOCK OPTION PLAN

         On April 12, 2001,  the Board of  Directors of the Company  adopted the
2001 Option Plan, which is set forth in Exhibit B to this Proxy  Statement.  The
2001 Option Plan will not become  effective unless it is approved by the holders of record of a  majority  of the  shares of Common  Stock  present  in person or represented by proxy at the Meeting.

         The Company  currently has three existing stock option plans - the 1991
Option Plan, the 1993 Directors and Non-Employee Officers Stock Option Plan (the
"1993 Plan") and the 1997  Directors  Stock Option Plan (the "1997  Plan").  The
1991 Option Plan was  originally  adopted in 1991 and operates as the  Company's principal method of granting options to employees.  It will expire September 23,
2001 unless the 1991 Option Plan  Amendment is  approved,  in which case it will expire  September 23, 2006. The 1993 Plan and 1997 Plan are formula based option plans which  provide for options to be granted to the  Company's  directors  and certain non-employee  officers. All persons currently eligible for options under the 1993 Plan and 1997 Plan have received the maximum  allowed under such plans.
The 2001  Option  Plan will  provide a means for the  Company  to  continue  its program of offering equity based compensation to certain key persons.

         The 2001 Option Plan is intended to assist the Company in securing  and
retaining  employees,   directors,   officers,  consultants  and  advisors  (the
"Optionees")  by allowing them to participate in the ownership and growth of the
Company  through the grant of incentive  and  nonqualified  stock  options.  The granting  of such  options  serves as  partial  consideration  for and gives the
Optionees an  additional  inducement to remain in the service of the Company and its subsidiaries  and provides them with an increased  incentive to work towards the  Company's  success.  Shares  of Common  Stock may be issued  under the 2001
Option Plan upon the exercise of incentive stock options,  as defined in Section
422 of the  Internal  Revenue  Code  of  1986,  as  amended  (the  "Code"),  and nonqualified stock options.

         The  Board  of  Directors  believes  it is in  the  Company's  and  its stockholders'  best  interests  to approve the 2001 Option Plan because it would
(i) allow the Company to grant  options  which  facilitates  the benefits of the additional  incentive inherent in the ownership of Common Stock by the Optionees and helps the Company  retain the  services of these  Optionees  and (ii) enable
compensation   received   under   the   2001   Option   Plan   to   qualify   as
"performance-based" for purposes of Section 162(m) of the Code.

ADMINISTRATION

         The 2001 Option Plan will be administered  by a Stock Option  Committee
(the "2001 Option  Committee"),  consisting  ___ of not less than two members of the Board of  Directors  appointed  by the Board of  Directors.  The 2001 Option
Committee  will  select the  employees,  directors,  officers,  consultants  and advisors  who will be granted  options to purchase  shares of Common Stock under the 2001 Option Plan and,  subject to the  provisions  of the 2001 Option  Plan, will  determine  the terms and  conditions  and number of shares of Common Stock subject to each such option.  The 2001 Option Committee will also make any other determinations  necessary or advisable for the administration of the 2001 Option
Plan.  The  determinations  by the  2001  Option  Committee  will be  final  and conclusive. In the event that for any reason the 2001 Option Committee is unable to act or if the 2001 Option Committee at the time of any grant,  award or other acquisition  under  the  2001  Option  Plan  does  not  consist  of two or  more
Non-Employee  Directors (as such term is defined in Rule 16b-3 promulgated under the Securities  Exchange Act of 1934, as amended),  or if there shall be no such committee, then the plan shall be administered by the Board of

                                      -24-

Directors,  provided  that  options  granted to the  Company's  Chief  Executive
Officer or to any of the Company's other four most highly  compensated  officers that are intended to qualify as  performance  based  compensation  under Section
162(m) of the Code may only be granted by such 2001  Option  Committee.  Options granted  under the 2001  Option Plan shall vest and become  exercisable  at such times as shall be determined by the 2001 Option Committee.  The 2001 Option Plan
will  terminate  on  April  11,  2011,  but may be  terminated  by the  Board of
Directors at any time before that date.

SHARES SUBJECT TO THE 2001 OPTION PLAN

         The shares of Common Stock to be issued under the 2001 Option Plan will be either  currently  authorized but unissued  shares of common stock,  treasury stock or  previously  issued shares held by any  subsidiary  of the Company.  An aggregate  of 1,500,000  shares of Common Stock have been  reserved for issuance under the 2001 Option Plan. The number of shares of Common Stock available under the 2001 Option Plan will be subject to  adjustment  to prevent  dilution in the event of a stock split,  combination of shares,  stock dividend or certain other events. Shares of Common Stock subject to unexercised Options that expire or are terminated  prior to the end of the period  during which  options may be granted will be restored to the aggregate number of shares of Common Stock available for issuance under the 2001 Option Plan.

OPTIONS

         Upon the grant of an option to  purchase  shares of Common  Stock to an employee,  the 2001  Option  Committee  will fix the  number  of  shares  of the
Company's  Common Stock that the optionee  may  purchase  upon  exercise of such option and the price at which the shares may be purchased.  The option price for options  shall not be less than 100% of the "fair market value" of the shares of
Common Stock at the time such option is granted;  provided,  however,  that with respect to an incentive  stock  option in the case of an  optionee,  who, at the time such  option is  granted,  owns  more than 10% of the  voting  stock of the
Company or its subsidiaries, then the purchase price per share shall be at least
110% of the fair market  value.  "Fair market value" is deemed to be the closing price of shares of Common  Stock on such date,  on the New York  Stock  Exchange
("NYSE"),  or if the shares of Common  Stock are not listed on the NYSE,  in the principal market in which such shares of Common Stock are traded.  The aggregate fair  market  value  of  shares  of  Common  Stock  (determined  at the time the incentive stock option is granted) subject to incentive stock options granted to an Optionee  under all stock option plans of the Company,  and of the  Company's subsidiaries  (if any),  that  become  exercisable  for the  first  time by such
Optionee during any calendar year may not exceed $100,000. The maximum number of shares of Common  Stock that may be subject  to options  granted  under the 2001
Option Plan to any  individual  in any calendar  year shall not exceed  500,000.
Payment of the exercise  price for shares of Common Stock subject to options may be made with cash,  check or such other  instrument  as may be acceptable to the
Company.  Full payment for shares of Common Stock  exercised must be made at the time of exercise.

FEDERAL INCOME TAX CONSEQUENCES

         Incentive Stock Options. Incentive stock options granted under the 2001
Option Plan are intended to be "incentive  stock  options" as defined by Section
422 of the Code.  Under  present law,  the grantee of an incentive  stock option will not realize  taxable income upon the grant or the exercise of the incentive stock option and the Company will not receive an income tax  deduction at either such time. If the grantee does not sell the shares  acquired upon exercise of an incentive  stock  option  within  either  (i) two  years  after the grant of the incentive  stock  option  or (ii) one year  after  the date of  exercise  of the incentive  stock option,  the gain upon a subsequent  sale of the shares will be taxed as long-term capital gain. If the grantee,

                                      -25-

within  either  of the above  periods,  disposes  of the  shares  acquired  upon exercise of the incentive  stock option,  the grantee will recognize as ordinary income an amount  equal to the lesser of (i) the gain  realized  by the  grantee upon such disposition or (ii) the difference  between the exercise price and the fair market  value of the shares on the date of  exercise.  In such  event,  the
Company would be entitled to a  corresponding  income tax deduction equal to the amount recognized as ordinary income by the grantee.  The gain in excess of such amount  recognized  by the  grantee  as  ordinary  income  would  be  taxed as a long-term capital gain or short-term capital gain (subject to the holding period requirements for long-term or short-term capital gain treatment).

         Unless the shares subject to an incentive stock option are subject to a risk of  forfeiture  at the time the option is  exercised,  the  exercise of the incentive  stock  option will  result in the excess of the  stock's  fair market value on the date of exercise  over the  exercise  price  being  included in the optionee's  alternative minimum taxable income (AMTI). If the shares are subject to a risk of forfeiture and are nontransferable, the excess described above will be  included  in AMTI when the risk of  forfeiture  lapses or the shares  become transferable, whichever occurs sooner. Liability for the alternative minimum tax is complex and  depends  upon an  individual's  overall  tax  situation.  Before exercising an incentive  stock  option,  a grantee  should  discuss the possible application  of the  alternative  minimum  tax with his tax  advisor in order to determine the tax's impact.

         Non-Qualified  Stock Options.  Upon exercise of a  non-qualified  stock option granted under the 2001 Option Plan,  the grantee will recognize  ordinary income in an amount  equal to the excess of the fair market  value of the shares received  over the exercise  price of such  shares.  That amount  increases  the grantee's  basis  in  the  stock  acquired  pursuant  to  the  exercise  of  the non-qualified  option.  Upon a  subsequent  sale of the stock,  the grantee will incur short-term or long-term gain or loss depending upon his holding period for the shares and upon the shares'  subsequent  appreciation or depreciation in the value. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the grantee upon the grantee's  exercise of the option.

         Summary of Tax  Consequences.  The foregoing  outline is no more than a summary of the federal income tax provisions  relating to the grant and exercise of options and stock appreciation rights under the 2001 Option Plan and the sale of shares acquired under the 2001 Option Plan. Individual circumstances may vary these results.  The federal income tax laws and regulations are constantly being amended,  and each  participant  should rely upon his own tax counsel for advice concerning the federal income tax provisions applicable to the 2001 Option Plan.

         The Board of Directors  believes it is in the Company's  best interests to approve  the 2001  Option  Plan which  would allow the Company to continue to grant  options under the 2001 Option Plan to secure for the Company the benefits of the additional incentive inherent in the ownership of shares of the Company's
Common Stock by employees,  directors, officers, consultants and advisors and to help the  Company  secure and  retain  the  services  of  employees,  directors, officers,  consultants  and advisors and to enable  compensation  under the 2001
Option Plan to qualify as "performance-based"  for purposes of Section 162(m) of the Code.

         Section 162(m) of the Code provides that a publicly  traded company may not  deduct  for  federal  income tax  purposes  compensation  paid to the chief executive  officer or any of the four most  highly  compensated  other  officers
("Covered  Employees") to the extent such compensation exceeds $1,000,000 in any one tax year, unless the payments,  among other things,  are made based upon the attainment  of objective  performance  goals  established  by a committee of the
Board of Directors, comprised solely of two or more outside directors, and based upon business criteria and other material terms approved by

                                      -26-

stockholders of such publicly  traded company.  The 2001 Option Plan is designed so that  options  may be  granted to Covered  Employees  in a manner  considered performance-based  and hence fully deductible.  If such stockholder  approval is not obtained as may be necessary in order to satisfy the requirements of Section
162(m) of the Code,  it is possible  that options  granted under the 2001 Option
Plan to Covered Employees may not be fully deductible for federal tax purposes.

         The  affirmative  vote of the  holders of record of a  majority  of the shares of Common Stock  present in person or by proxy at the Meeting is required for approval of the 2001 Option Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF  DIRECTORS  RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2001
OPTION PLAN.

                                      -27-

                                 PROPOSAL NO. 3

                  APPROVAL OF AMENDMENTS TO THE 1991 INCENTIVE
                       AND NONQUALIFIED STOCK OPTION PLAN

         The Board of Directors  proposes that the 1991 Option Plan Amendment be approved,  whereby  (i) the  term of the  1991  Option  Plan is  extended  until
September 23, 2006, (ii) the definition of persons eligible to receive grants of options under the 1991 Option Plan is expanded to include employees,  directors, officers,  consultants  and advisors and (iii) the minimum size of the committee administering  the 1991 Option Plan (the "1991 Option  Committee") is reduced to two  persons,  in  certain  circumstances  the Board may act in lieu of the 1991
Option  Committee and members of the 1991 Option  Committee may receive  options under the 1991 Option Plan (the "Administrative Amendments").

         As of the Record Date,  153,823  Options were available for grant under the 1991 Option Plan and 2,847,838  Options were issued and outstanding,  with a weighted average exercise price of approximately $11.75. All such issued options vest over a three-year period.

         The  Board  of  Directors  believes  it is in  the  Company's  and  its stockholders'  best interests to approve the 1991 Option Plan Amendment  because it would (i) allow the  Company  to  continue  to grant  options  under the 1991
Option Plan which facilitates the benefits of the additional  incentive inherent in the ownership of Common Stock by employees,  directors, officers, consultants and advisors and helps the Company retain the services of employees,  directors, officers,  consultants and advisors and (ii) enable compensation  received under the 1991 Option Plan to qualify as  "performance-based"  for purposes of Section
162(m) of the Code. The 1991 Option Plan, as proposed to be amended  hereby,  is intended to assist the Company in securing and retaining  employees,  directors, officers,  consultants  and  advisors by  allowing  them to  participate  in the ownership  and growth of the  Company  through  the grant of  incentive,  to the extent permitted,  and nonqualified stock options.  The granting of such options serves as partial consideration for and gives optionees an additional inducement to remain in the service of the Company and its  subsidiaries  and provides them with an increased incentive to work towards the Company's success.

         On  September  24, 1991,  the Board of Directors of WPC, the  Company's
predecessor,  adopted the 1991 Option Plan. The 1991 Option Plan was approved at the 1992  Annual  Meeting  of WPC  Stockholders.  In April  1993,  the  Board of
Directors  of WPC voted to amend the 1991 Option  Plan,  subject to  stockholder approval,  to increase the number of shares to 2,500,000 shares of Common Stock, which  amendment  was  approved  at the July 22,  1994  Special  Meeting  of WPC
Stockholders.  In 1998,  the Board of  Directors  of WHX voted to amend the 1991
Option Plan, subject to stockholder  approval,  to increase the number of shares to 3,500,000  shares of Common Stock,  which  amendment was approved at the June
29, 1998 Annual Meeting of Stockholders.  In 2000, the Board of Directors of WHX
voted to amend  the 1991  Option  Plan,  subject  to  stockholder  approval,  to increase  the  number of  shares to  3,750,000  shares  of Common  Stock,  which amendment  was  approved at the March 15, 2000 Annual  Meeting of  Stockholders.
Shares  of  Common  Stock may be  issued  under  the 1991  Option  Plan upon the exercise of incentive stock options,  as defined in Section 422 of the Code, and nonqualified  stock  options.  Pursuant  to the  amendment  approved at the 2000
Annual Meeting of  Stockholders,  the 1991 Option Plan currently  authorizes the issuance of a maximum of 3,750,000  shares of Company  Common Stock  pursuant to the  exercise  of options  granted  thereunder,  of which  153,823  Options  are available  for grant,  2,847,838  Options  are issued  and  outstanding  and the remainder have been exercised or have lapsed. The maximum number of options that may be granted to any person under the 1991 Option Plan is 750,000 Options.

          The proposed 1991 Option Plan Amendment is attached as Exhibit C to this Proxy Statement.

                                      -28-

         No options to purchase shares of Common Stock were exercised in 2000 or
2001 through the Record Date. No Named Executive  Officer received grants of any stock  options in the fiscal  year ended  December  31,  2000 other than  Arnold
Nance, who received a grant of options to purchase 10,000 shares of Common Stock on  February  9, 2000.  During the last  completed  fiscal  year and through the
Record  Date,  options to  purchase  shares of Common  Stock  have been  granted pursuant to the 1991 Option Plan to (i) the Named Executive  Officers,  (ii) all
current  executive  officers as a group and (iii) all  employees,  including all current officers who are not executive officers,  as a group, as set forth below
(options  to  purchase  shares  of Common  Stock  have not been  granted  to any directors  who are not  executive  officers of the Company  pursuant to the 1991
Option Plan):

                                                     NUMBER OF OPTIONS (#)(1)(2)

Named Executive Officers                                      10,000

Executive Group                                               10,000

Non-Executive Officer Employee Group                         260,000

(1)      On the Record Date,  the last reported  sales price of the Common Stock as reported on the New York Stock Exchange Composite Tape was $1.13 per
         share.
(2)      Information  contained  in this  table is  duplicative  of  information contained in "Executive  Compensation" and does not signify  additional grants of options to purchase shares of Common Stock.

         If  approved,  the 1991  Option  Plan  Amendment  would (i)  extend the termination  date of the 1991 Option Plan from  September  23, 2001 to September
23, 2006,  (ii) expand the  definition of eligible  optionees from full-time key employees  of the  Company  or  its  subsidiaries  to  employees,  officers  and directors of, and consultants and advisors to, the Company or its  subsidiaries, and (iii) clarify that the minimum size of the 1991 Option  Committee is reduced from three persons to two persons, explicitly provide that in the event the 1991
Option  Committee  is  unable  to act  or  does  not  consist  of  two  or  more
Non-Employee  Directors or if there is not 1991 Option  Committee  then the 1991
Option Plan shall be  administered  by the Board of Directors and permit members of the 1991 Option Committee to receive options.

ADMINISTRATION

         The 1991 Option Plan is administered by the 1991 Option Committee whose members are Raymond S. Troubh and Robert A. Davidow.  The 1991 Option  Committee
selects the optionees who will be granted  options to purchase  shares of Common
Stock  under the 1991  Option Plan and,  subject to the  provisions  of the 1991
Option Plan,  determines the terms and conditions and number of shares of Common
Stock  subject to each such  option.  The 1991 Option  Committee  also makes any other  determinations  necessary or advisable for the administration of the 1991
Option  Plan.  The  determinations  by the 1991 Option  Committee  are final and conclusive.  Upon the approval of the 1991 Option Plan  Amendment,  in the event that for any reason the 1991  Option  Committee  is unable to act or if the 1991
Option Committee at the time of any grant,  award or other acquisition under the
1991 Option Plan does not consist of two or more Non-Employee Directors (as such term is defined in Rule 16b-3 promulgated  under the Securities  Exchange Act of
1934, as amended), or if there shall be no such 1991 Option Committee,  then the
1991 Option Plan shall be administered by the Board of Directors,  provided that options  granted  to the  Company's  Chief  Executive  Officer  or to any of the
Company's other four most highly compensated

                                      -29-

officers that are intended to qualify as performance  based  compensation  under
Section  162(m) of the Code may only be granted by such 1991  Option  Committee.
Options granted under the 1991 Option Plan shall vest and become  exercisable at such  times as shall be  determined  by the 1991  Option  Committee.  Generally, options  granted  under the 1991  Option  Plan vest and  become  exercisable  in one-third  increments on the first,  second and third anniversary of the date of grant,  respectively.  If the 1991 Option Plan  Amendment is approved,  the 1991
Option Plan will  terminate on September 23, 2006,  but may be terminated by the
Board of Directors at any time before that date.

OPTIONS

         Upon the grant of an option to  purchase  shares of Common  Stock under the 1991 Option Plan, the 1991 Option Committee will fix the number of shares of the Company's  Common Stock that the optionee may purchase upon exercise of such option and the price at which the shares may be purchased.  The option price for options  shall not be less than 100% of the "fair market value" of the shares of
Common Stock at the time such option is granted;  provided,  however,  that with respect to an incentive  stock  option in the case of an  optionee,  who, at the time such  option is  granted,  owns  more than 10% of the  voting  stock of the
Company or its subsidiaries, then the purchase price per share shall be at least
110% of the fair market  value.  "Fair market value" is deemed to be the closing price of shares of Common Stock on such date,  on the NYSE,  or if the shares of
Common Stock are not listed on the NYSE, in the  principal  market in which such shares of Common Stock are traded.  The aggregate fair market value of shares of
Common  Stock  (determined  at the time the  incentive  stock option is granted)
subject to incentive stock options granted to a key employee, director, officer, consultant  or advisor  under all stock option plans of the Company,  and of the
Company's  subsidiaries (if any), that become  exercisable for the first time by such key employee during any calendar year may not exceed  $100,000.  Payment of the  exercise  price for shares of Common  Stock  subject to options may be made with cash,  check or such other  instrument as may be acceptable to the Company.
Full  payment for shares of Common Stock  exercised  must be made at the time of exercise.

FEDERAL INCOME TAX CONSEQUENCES

         Incentive Stock Options. Incentive stock options granted under the 1991
Option Plan are intended to be "incentive  stock  options" as defined by Section
422 of the Code.  Under  present law,  the grantee of an incentive  stock option will not realize  taxable income upon the grant or the exercise of the incentive stock option and the Company will not receive an income tax  deduction at either such time. If the grantee does not sell the shares  acquired upon exercise of an incentive  stock  option  within  either  (i) two  years  after the grant of the incentive  stock  option  or (ii) one year  after  the date of  exercise  of the incentive  stock option,  the gain upon a subsequent  sale of the shares will be taxed as long-term  capital  gain.  If the grantee,  within  either of the above periods,  disposes of the shares  acquired upon exercise of the incentive  stock option,  the grantee will  recognize  as ordinary  income an amount equal to the lesser of (i) the gain realized by the grantee upon such disposition or (ii) the difference between the exercise price and the fair market value of the shares on the  date of  exercise.  In such  event,  the  Company  would be  entitled  to a corresponding  income tax deduction  equal to the amount  recognized as ordinary income by the g The gain in excess of such amount  recognized  by the grantee as ordinary income would be taxed as a long-term capital gain or short-term capital gain  (subject to the holding  period  requirements  for long-term or short-term capital gain treatment).  Pursuant to the Code, Incentive Stock options will not be permitted to be granted  under the 1991 Option Plan  following  September 23,
2001.

         Unless the shares subject to an incentive stock option are subject to a risk of  forfeiture  at the time the option is  exercised,  the  exercise of the incentive stock option will result in the excess of the stock's fair

                                      -30-

market value on the date of exercise over the exercise  price being  included in the optionee's  alternative  minimum  taxable  income (AMTI).  If the shares are subject to a risk of forfeiture and are  nontransferable,  the excess  described above will be included in AMTI when the risk of forfeiture  lapses or the shares become  transferable,  whichever  occurs sooner.  Liability for the  alternative minimum tax is complex and depends upon an  individual's  overall tax situation.
Before  exercising  an incentive  stock  option,  a grantee  should  discuss the possible  application  of the  alternative  minimum  tax with his tax advisor in order to determine the tax's impact.

         Non-Qualified  Stock Options.  Upon exercise of a  non-qualified  stock option granted under the 1991 Option Plan,  the grantee will recognize  ordinary income in an amount  equal to the excess of the fair market  value of the shares received  over the exercise  price of such  shares.  That amount  increases  the grantee's  basis  in  the  stock  acquired  pursuant  to  the  exercise  of  the non-qualified  option.  Upon a  subsequent  sale of the stock,  the grantee will incur short-term or long-term gain or loss depending upon his holding period for the shares and upon the shares'  subsequent  appreciation or depreciation in the value. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the grantee upon the grantee's  exercise of the option.

         Summary of Tax  Consequences.  The foregoing  outline is no more than a summary of the federal income tax provisions  relating to the grant and exercise of options and stock appreciation rights under the 1991 Option Plan and the sale of shares acquired under the 1991 Option Plan. Individual circumstances may vary these results.  The federal income tax laws and regulations are constantly being amended,  and each  participant  should rely upon his own tax counsel for advice concerning the federal income tax provisions applicable to the 1991 Option Plan.

         The Board of Directors  believes it is in the Company's  best interests to approve  the 1991  Option  Plan  Amendment  which  would allow the Company to continue to grant  options  under the 1991 Option Plan to secure for the Company the benefits of the additional  incentive inherent in the ownership of shares of the Company's Common Stock by key employees,  directors,  officers,  consultants and  advisors  and to help the  Company  secure and retain the  services  of key
employees,   directors,   officers,  consultants  and  advisors  and  to  enable
compensation  under the 1991 Option Plan to qualify as  "performance-based"  for purposes of Section 162(m) of the Code. The  affirmative  vote of the holders of record of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required for approval of the 1991 Option Plan Amendment.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE  BOARD OF  DIRECTORS  RECOMMENDS  A VOTE FOR THE 1991  OPTION  PLAN
AMENDMENT.

                                      -31-

                                 PROPOSAL NO. 4

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of PricewaterhouseCoopers  LLP has been selected as the  independent  public  accountants for the Company for the fiscal year ending
December  31,  2001.  Although the  selection  of  accountants  does not require ratification,  the Board of Directors  have  directed  that the  appointment  of
PricewaterhouseCoopers  LLP be submitted to stockholders for ratification due to the  significance  of their  appointment by the Company.  If stockholders do not ratify the  appointment  of  PricewaterhouseCoopers  LLP, the Board of Directors
will  consider  the  appointment  of  other  certified  public  accountants.   A
representative  of that firm, which served as the Company's  independent  public accountants  for the fiscal  year ended  December  31,  2000,  is expected to be present at the Meeting and, if he so desires,  will have the opportunity to make a  statement,  and in any event will be  available  to  respond  to  appropriate questions.

AUDIT FEES:  The aggregate  fees billed for  professional  services  rendered by
PricewaterhouseCoopers  LLP for the  audit  of the  Company's  annual  financial statements  for the fiscal year ended  December  31, 2000 and the reviews of the financial  statements  included in the Company's Form 10-Qs for such fiscal year were approximately $787,000.

FINANCIAL  INFORMATION  SYSTEMS  DESIGN AND  IMPLEMENTATION  FEES:  No fees were billed for  professional  services  rendered by  PricewaterhouseCoopers  LLP for financial information systems design and implementation  services for the fiscal year ended December 31, 2000.

ALL  OTHER  FEES:   The   aggregate   fees  billed  for  services   rendered  by
PricewaterhouseCoopers  LLP, other than the services  referred to above, for the fiscal year ended December 31, 2000 were approximately $1,011,800.

The   audit    committee    has    considered    whether   the    provision   by
PricewaterhouseCoopers  LLP of the  services  covered by the fees other than the
audit  fees  is  compatible  with   maintaining   PricewaterhouseCoopers   LLP's
independence and believes that it is compatible.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS  RECOMMENDS A VOTE FOR THE  SELECTION OF THE  INDEPENDENT
PUBLIC ACCOUNTANTS.

                             SOLICITATION STATEMENT

         The Company will bear all expenses in connection with the  solicitation of proxies.  In addition to the use of the mails,  solicitations  may be made by the Company's regular  employees,  by telephone,  telegraph or personal contact, without additional compensation.  The Company has retained Innisfree M & A, Inc.
to assist the  Company in the  solicitation  of proxies for a fee of $7,500 plus expenses.  The Company will, upon their request,  reimburse brokerage houses and persons  holding  shares of Common Stock in the names of the Company's  nominees for their reasonable expenses in sending solicited material to their principals.

                                      -32-

                              STOCKHOLDER PROPOSALS

         In order to be considered  for  inclusion in the proxy  materials to be distributed in connection  with the next annual meeting of  stockholders  of the
Company, stockholder proposals for such meeting must be submitted to the Company no later than January 19, 2002.

                                  OTHER MATTERS

         So far as now known,  there is no  business  other than that  described above to be presented for action by the  stockholders at the Meeting,  but it is intended  that the proxies  will be voted upon any other  matters and  proposals that may  legally  come  before  the  Meeting  or any  adjournment  thereof,  in accordance with the discretion of the persons named therein.

                                  ANNUAL REPORT

         The  Company  has  sent,  or  is  concurrently   sending,  all  of  its
stockholders  of record as of May 14,  2001 a copy of its Annual  Report on Form
10-K for the fiscal year ended  December  31,  2000.  Such report  contains  the
Company's certified  consolidated financial statements for the fiscal year ended
December 31, 2000, including that of the Company's subsidiaries.

                                        By Order of the Company,

                                        MARVIN L. OLSHAN, Secretary

Dated:    New York, New York
          May 21, 2001

         THE COMPANY WILL FURNISH A FREE COPY OF ITS ANNUAL  REPORT ON FORM 10-K
FOR THE FISCAL YEAR ENDED  DECEMBER  31, 2000  (WITHOUT  EXHIBITS) TO ALL OF ITS
STOCKHOLDERS OF RECORD AS OF MAY 14, 2001 WHO WILL MAKE A WRITTEN REQUEST TO MR.
MARVIN L. OLSHAN,  SECRETARY,  WHX CORPORATION,  110 EAST 59TH STREET, NEW YORK,
NEW YORK 10022.

                                      -33-

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                 WHX CORPORATION

                     PROXY -- ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 9, 2001

         The  undersigned,   a  stockholder  of  WHX  Corporation,   a  Delaware
corporation  (the  "Company"),  does hereby  appoint  Ronald LaBow and Marvin L.
Olshan,  and each of them,  the true and lawful  attorneys and proxies with full power of substitution,  for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company  which the  undersigned would be entitled to vote if  personally  present at the 2001 Annual  Meeting of
Stockholders  of the  Company  to be held at the  Dupont  Hotel,  11th &  Market
Streets, Wilmington, Delaware 19801, on July 9, 2001, at 11:00 a.m., Local Time,
or at any adjournment or postponements thereof.

         The undersigned  hereby revokes any proxy or proxies  heretofore  given and  acknowledges  receipt of a copy of the Notice of Annual  Meeting  and Proxy
Statement, both dated May 21, 2001, and a copy of the Company's Annual Report on
Form 10-K for the fiscal year ended December 31, 2000.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN.  UNLESS
OTHERWISE  SPECIFIED,  THIS PROXY WILL BE VOTED TO ELECT THE DIRECTORS,  APPROVE
THE 2001 STOCK OPTION  PLAN,  APPROVE AN  AMENDMENT  TO THE 1991  INCENTIVE  AND
NONQUALIFIED   STOCK   OPTION   PLAN   AND  TO   RATIFY   THE   APPOINTMENT   OF
PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

VOTE BY TELEPHONE                                      VOTE BY INTERNET
It is fast, convenient and immediate.                  It is fast, convenient and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                   confirmed and posted.
1-877-PRX-VOTE (1-877-779-8883)

Follow these 4 easy steps:                             Follow these 4 easy steps:

1. Read the accompanying proxy                         1. Read the accompanying proxy statement
statement and proxy card.                              and proxy card.

2. Call the Toll-Free Number 1-877-                    2. Go to the Web site
PRX-VOTE (1-877-779-8883).                             http://www.eproxyvote.com/whx

3. Enter your 14-digit Voter Control                   3. Enter your 14-digit Voter Control
Number located on your Proxy Card above                Number located on your Proxy Card above your
your name.                                             name.

4. Follow the recorded instructions.                   4. Follow the instructions provided.

Your vote is important!                                Your vote is important.
Call 1-877-PRX-VOTE anytime!                           Go to http://www.eproxyvote.com/whx anytime.

                                      -34-

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

PROXIES VOTED BY TELEPHONE OR INTERNET MUST BE RECEIVED BY 11:59 P.M. ON JULY 7, 2001.

1.       To elect the  following  Class II directors:  Paul W. Bucha,  Marvin L.
         Olshan and  Raymond S.  Troubh,  to serve as  directors  until the 2004
         Annual  Meeting of  Stockholders  of the Company and in each case until their successors have been duly elected and qualified.

______________ FOR ALL NOMINEES      ________________ WITHHELD FROM ALL NOMINEES

WITHHELD ____________________________________________________________________
         TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEES(S), PRINT NAME ABOVE

2.       To adopt our 2001 Stock Option Plan.

         FOR ___________            AGAINST  ___________     ABSTAIN ___________

3.       To approve an amendment to our 1991  Incentive and  Nonqualified  Stock
         Option Plan  whereby the term of the Plan is extended  until  September
         23,  2006,  the  definition  of persons  eligible to receive  grants of options  under the 1991  Option  Plan is  expanded  and  certain  other administrative matters are amended.

         FOR ___________            AGAINST ___________      ABSTAIN ___________

4.       To  ratify  the  appointment  of  PricewaterhouseCoopers   LLP  as  the
         independent  public  accountants  of the  Company  for the fiscal  year ending December 31, 2001.

         FOR ___________            AGAINST  ___________     ABSTAIN ___________

5.       DISCRETIONARY  AUTHORITY:  To vote with  discretionary  authority  with respect to all other matters which may come before the Meeting.

NOTE:  Your  signature  should appear the same as your name appears  hereon.  In signing  as  attorney,  executor,  administrator,  trustee or  guardian,  please indicate  the capacity in which  signing.  When  signing as joint  tenants,  all parties in the joint tenancy must sign.  When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed.  No postage is required if mailed in the United States.

Signature: _________________________         Date___________

Signature: _________________________         Date___________

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW:              _____________

                                      -35-

APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE

                               OF WHX CORPORATION
                                -----------------

                                  JANUARY 2001

ORGANIZATION

This charter governs the operations of the Audit Committee.  The Audit Committee shall review and reassess the charter at least  annually and obtain the approval of the Board of Directors.  The Audit  Committee shall be appointed by the Board of Directors  and shall  comprise at least three  directors,  each of whom shall meet  the  independence  and  experience  requirements  of the  New  York  Stock
Exchange.  In  general,  members  of the  Audit  Committee  shall be  considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company.  All Audit Committee members shall be financially  literate,  or shall become  financially  literate within a reasonable period of time after appointment to the Audit Committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

The Audit  Committee  shall  provide  assistance  to the Board of  Directors  in
fulfilling  their  oversight  responsibility  to  the  stockholders,   potential
stockholders,  the investment  community,  and others  relating to the Company's financial  statements  and the  financial  reporting  process,  the  systems  of internal  accounting and financial  controls,  the internal audit function,  the annual independent audit of the Company's  financial  statements,  and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication  between  the  Audit  Committee,  the  independent  auditors,  the internal  auditors and management of the Company.  In discharging  its oversight role, the Audit  Committee is empowered to investigate any matter brought to its attention with full access to all books, records,  facilities,  and personnel of the Company and the power to retain outside  counsel,  or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

The primary  responsibility  of the Audit  Committee is to oversee the Company's financial  reporting  process on behalf of the Board and  report the  results of their  activities  to the Board.  Management  is  responsible  for preparing the
Company's financial statements, and the independent auditors are responsible for auditing those  financial  statements.  The Audit  Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order  to best  react  to  changing  conditions  and  circumstances.  The  Audit
Committee should take the appropriate  actions to set the overall corporate tone for quality  financial  reporting,  sound business risk  practices,  and ethical behavior.

The following shall be the principal  recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the  understanding  that the Audit  Committee may supplement  them as appropriate, including to comply with all New York Stock Exchange and securities law requirements applicable to the Audit Committee.

                                       A-1

o        The Audit  Committee shall have a clear  understanding  with management
         and  the  independent   auditors  that  the  independent  auditors  are
         ultimately  accountable  to the  Board  and  the  Audit  Committee,  as representatives  of the  Company's  stockholders.  The Audit  Committee shall have the ultimate  authority and  responsibility to evaluate and,
         where  appropriate,   recommend  the  replacement  of  the  independent
         auditors.  The Audit  Committee  shall discuss with the auditors  their independence  from management and the Company and the matters  included in the written disclosure required by the Independence Standards Board.
         Annually,  the Audit  Committee shall review and recommend to the Board the  selection  of  the  Company's  independent  auditors,  subject  to stockholders' approval.

o        The Audit  Committee  shall discuss with the internal  auditors and the independent  auditors the overall scope and plans for their  respective audits including the adequacy of staffing and  compensation.  Also, the
         Audit Committee shall discuss with management,  the internal  auditors, and the independent  auditors,  to the extent applicable,  the adequacy and effectiveness of the accounting and financial  controls,  including the Company's system to monitor and manage business risk, and legal and ethical compliance  programs.  Further,  the Audit Committee shall meet separately  with the internal  auditors and the  independent  auditors, with and without  management  present,  to discuss the results of their examinations.

o        The Audit Committee shall review the interim financial  statements with management  and the  independent  auditors  prior to the  filing of the
         Company's  Quarterly  Reports on Form 10-Q.  Also, the Audit  Committee
         shall discuss the results of the quarterly review and any other matters required to be  communicated  to the Audit Committee by the independent auditors under generally accepted auditing  standards.  The chairman of the Audit  Committee may  represent the entire Audit  Committee for the purposes of this review.

o        The Audit  Committee  shall review with  management and the independent auditors  the  financial  statements  to be included  in the  Company's
         Annual  Report on Form 10-K (or the annual  report to  stockholders  if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles and the clarity of the disclosures in the financial  statements.  Also, the
         Audit  Committee  shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

                                       A-2

APPENDIX B

                                 WHX CORPORATION

                             2001 STOCK OPTION PLAN

         1.       PURPOSE OF THE PLAN.

                  This 2001 Stock  Option  Plan (the  "Plan") is  intended as an incentive, to retain in the employ of and as directors,  officers,  consultants,
advisors  and  employees  to  WHX  CORPORATION,   a  Delaware  corporation  (the
"Company")  and any  Subsidiary  of the  Company,  within the meaning of Section
424(f) of the United  States  Internal  Revenue  Code of 1986,  as amended  (the
"Code"), persons of training,  experience and ability, to attract new employees, directors,  officers,  consultants  and advisors  whose  services are considered valuable,  to encourage the sense of proprietorship  and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

                  It is further  intended that certain options granted  pursuant to the Plan shall  constitute  incentive  stock  options  within the  meaning of
Section 422 of the Code (the  "Incentive  Options")  while certain other options
granted  pursuant  to  the  Plan  shall  be  nonqualified   stock  options  (the
"Nonqualified   Options").   Incentive  Options  and  Nonqualified  Options  are
hereinafter referred to collectively as "Options."

                  The Company  intends  that the Plan meet the  requirements  of
Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange  Act") and that  transactions of the type specified in subparagraphs  (c) to (f)  inclusive of Rule 16b-3 by officers and  directors of the Company  pursuant to the Plan will be exempt from the  operation  of Section
16(b)  of the  Exchange  Act.  Further,  the Plan is  intended  to  satisfy  the performance-based  compensation exception to the limitation on the Company's tax deductions  imposed by  Section  162(m) of the Code.  In all  cases,  the terms, provisions,  conditions  and  limitations  of the Plan  shall be  construed  and interpreted consistent with the Company's intent as stated in this Section 1.

         2.       ADMINISTRATION OF THE PLAN.

                  The Board of  Directors  of the Company  (the  "Board")  shall appoint and maintain as administrator of the Plan a Committee (the  "Committee")
consisting of two or more  directors who are  "Non-Employee  Directors" (as such term is defined in Rule 16b-3) and "Outside  Directors" (as such term is defined in Section 162(m) of the Code),  which shall serve at the pleasure of the Board.
The  Committee,  subject to  Sections 3 and 5 hereof,  shall have full power and authority  to  designate  recipients  of  Options,  to  determine  the terms and conditions of respective  Option agreements (which need not be identical) and to interpret  the  provisions  and supervise the  administration  of the Plan.  The
Committee  shall have the  authority,  without  limitation,  to designate  which
Options  granted  under the Plan shall be  Incentive  Options and which shall be
Nonqualified  Options. To the extent any Option does not qualify as an Incentive
Option, it shall constitute a separate Nonqualified Option.

                  Subject to the  provisions of the Plan,  the  Committee  shall interpret the Plan and all Options granted under the Plan, shall make such rules as it deems necessary for the proper  administration of the Plan, shall make all other  determinations  necessary or advisable for the administration of the Plan and  shall  correct  any  defects  or  supply  any  omission  or  reconcile  any inconsistency in the Plan or in any Options granted under the Plan in the manner and to the extent that the  Committee  deems  desirable to carry into effect the
Plan or any Options.  The act or  determination  of a majority of the  Committee shall be the act or  determination  of the Committee and any decision reduced to writing  and  signed  by all of the  members  of the  Committee  shall  be fully effective as if it had

                                       B-1

been made by a majority at a meeting duly held. Subject to the provisions of the
Plan, any action taken or determination  made by the Committee  pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

                  In the event that for any reason  the  Committee  is unable to act or if the  Committee  at the time of any grant,  award or other  acquisition under the Plan of Options or Stock as  hereinafter  defined  does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, then the Plan  shall be  administered  by the  Board,  and  references  herein to the
Committee  (except  in the  proviso  to this  sentence)  shall be  deemed  to be references to the Board, and any such grant,  award or other  acquisition may be approved or ratified in any other manner  contemplated  by  subparagraph  (d) of
Rule 16b-3;  provided,  however,  that options  granted to the  Company's  Chief
Executive Officer or to any of the Company's other four most highly  compensated officers that are intended to qualify as  performance-based  compensation  under
Section 162(m) of the Code may only be granted by the Committee.

         3.       DESIGNATION OF OPTIONEES.

                  The  persons  eligible  for   participation  in  the  Plan  as
recipients of Options (the "Optionees")  shall include  employees,  officers and directors of, and  consultants  and advisors to, the Company or any  Subsidiary;
provided that Incentive  Options may only be granted to employees of the Company and the Subsidiaries.  In selecting Optionees,  and in determining the number of shares to be covered by each Option  granted to  Optionees,  the  Committee  may consider any factors it deems relevant, including without limitation, the office or position held by the Optionee or the Optionee's  relationship to the Company, the assistance  provided to the Company or any  Subsidiary by the Optionee,  the
Optionee's  degree of  responsibility  for and  contribution  to the  growth and success of the Company or any Subsidiary,  and the Optionee's length of service, age,  promotions  and  potential.  An  Optionee  who has been  granted an Option hereunder may be granted an additional Option or Options, if the Committee shall so determine.

         4.       STOCK RESERVED FOR THE PLAN.

                  Subject to adjustment as provided in Section 7 hereof, a total of 1,500,000 shares of the Company's Common Stock, $.01 par value per share (the
"Stock"),  shall be subject to the Plan.  The maximum  number of shares of Stock that may be subject to options  granted under the Plan to any  individual in any calendar year shall not exceed  500,000,  and the method of counting such shares shall conform to any requirements  applicable to performance-based  compensation under Section  162(m) of the Code. The shares of Stock subject to the Plan shall consist of unissued shares,  treasury shares or previously issued shares held by any  Subsidiary of the Company,  and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the
Plan  shall  cease to be  reserved  for the  purposes  of the  Plan,  but  until termination  of the Plan the  Company  shall at all times  reserve a  sufficient number of  shares of Stock to meet the  requirements  of the  Plan.  Should  any
Option expire or be canceled  prior to its exercise in full or should the number of shares of Stock to be  delivered  upon the  exercise  in full of an Option be reduced for any reason,  the shares of Stock theretofore  subject to such Option may be subject to future Options under the Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code.

         5.       TERMS AND CONDITIONS OF OPTIONS.

                  Options  granted  under  the  Plan  shall  be  subject  to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                                       B-2

                  (a) Option  Price.  The purchase  price of each share of Stock purchasable  under an Incentive  Option shall be  determined by the Committee at the time of grant,  but shall not be less than 100% of the Fair Market Value (as defined  below)  of such  share of Stock on the  date  the  Option  is  granted;
provided,  however,  that with  respect  to an  Optionee  who,  at the time such
Incentive  Option is granted,  owns (within the meaning of Section 424(d) of the
Code) more than 10% of the total  combined  voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least  110% of the Fair  Market  Value  per  share of Stock on the date of
grant.  The  purchase  price  of  each  share  of  Stock   purchasable  under  a
Nonqualified Option shall not be less than 100% of the Fair Market Value of such share of Stock on the date the Option is granted.  The  exercise  price for each
Option  shall be subject to  adjustment  as provided  in Section 7 below.  "Fair
Market Value" means the closing price of publicly  traded shares of Stock on the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed),  or on the NASDAQ  Stock Market (if the shares of Stock are  regularly  quoted  on the  NASDAQ  Stock  Market),  or, if not so listed or regularly quoted,  the mean between the closing bid and asked prices of publicly traded shares of Stock in the over-the-counter market, or, if such bid and asked prices  shall  not  be  available,  as  reported  by any  nationally  recognized quotation service selected by the Company,  or as determined by the Committee in a manner  consistent  with the provisions of the Code.  Anything in this Section
5(a) to the contrary notwithstanding,  in no event shall the purchase price of a share of Stock be less  than the  minimum  price  permitted  under the rules and policies of any  national  securities  exchange on which the shares of Stock are listed.

                  (b) Option Term. The term of each Option shall be fixed by the
Committee, but no Option shall be exercisable more than ten years after the date such  Option is granted  and in the case of an  Incentive  Option  granted to an
Optionee  who, at the time such  Incentive  Option is granted,  owns (within the meaning  of  Section  424(d)  of the Code)  more than 10% of the total  combined voting  power of all  classes of stock of the Company or of any  Subsidiary,  no such Incentive  Option shall be exercisable  more than five years after the date such Incentive Option is granted.

                  (c)  Exercisability.  Subject to Section 5(j) hereof,  Options shall be  exercisable  at such  time or times  and  subject  to such  terms  and conditions as shall be determined by the Committee.

                       Upon  the   occurrence  of  a  "Change  in  Control"  (as
hereinafter   defined),   the   Committee   may   accelerate   the  vesting  and
exercisability of outstanding Options, in whole or in part, as determined by the
Committee in its sole discretion. In its sole discretion, the Committee may also determine  that,  upon the occurrence of a Change in Control,  each  outstanding
Option  shall  terminate  within a specified  number of days after notice to the
Optionee thereunder,  and each such Optionee shall receive, with respect to each share of Company Stock subject to such Option,  an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise  price per share of such Option;  such amount shall be payable in cash,  in one or more kinds of  property  (including  the  property,  if any, payable in the  transaction)  or a combination  thereof,  as the Committee shall determine in its sole discretion.

                           For purposes of the Plan, a Change in Control shall
be deemed to have occurred if:

                           (i) a tender  offer  (or  series of  related  offers)
                  shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting  securities of the  surviving or resulting  corporation shall be owned in the  aggregate  by the  shareholders  of the
                  Company (as of the time immediately  prior to the commencement of such offer),  any  employee  benefit plan of the Company or its Subsidiaries, and their affiliates;

                                       B-3

                           (ii) the Company shall be merged or consolidated with
                  another  corporation,  unless  as a result  of such  merger or
                  consolidation   more  than  50%  of  the  outstanding   voting
                  securities of the surviving or resulting  corporation shall be owned in the aggregate by the  shareholders of the Company (as of the  time  immediately  prior  to  such  transaction),  any employee benefit plan of the Company or its Subsidiaries,  and their affiliates;

                           (iii) the Company shall sell substantially all of its
                  assets to another  corporation that is not wholly owned by the
                  Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the  shareholders of the  Company  (as  of  the  time  immediately  prior  to  such transaction),  any employee benefit plan of the Company or its
                  Subsidiaries and their affiliates; or

                           (iv) a Person (as defined below) shall acquire 50% or
                  more  of the  outstanding  voting  securities  of the  Company
                  (whether  directly,  indirectly,  beneficially  or of record), unless  as a result of such  acquisition  more than 50% of the outstanding  voting  securities  of the surviving or resulting
                  corporation   shall  be  owned   in  the   aggregate   by  the
                  shareholders of the Company (as of the time immediately  prior to the first  acquisition of such  securities by such Person), any employee benefit plan of the Company or its  Subsidiaries, and their affiliates.

                           For  purposes  of this  Section  5(c),  ownership  of
voting  securities  shall  take into  account  and shall  include  ownership  as determined by applying the  provisions of Rule  13d-3(d)(I)(i)  (as in effect on the date  hereof)  under the  Exchange  Act.  In  addition,  for such  purposes,
"Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof;  however,  a Person shall not include (A) the Company or any of its  Subsidiaries;  (B) a trustee or other fiduciary  holding  securities  under an employee benefit plan of the Company or any of its  Subsidiaries;  (C) an  underwriter  temporarily  holding  securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly,  by the  shareholders  of the Company in  substantially  the same proportion as their ownership of stock of the Company.

                  (d) Method of Exercise. Options to the extent then exercisable may be  exercised in whole or in part at any time during the option  period,  by giving written notice to the Company specifying the number of shares of Stock to be purchased,  accompanied by payment in full of the purchase price, in cash, or by check or such other  instrument  as may be acceptable  to the  Committee.  As determined by the Committee, in its sole discretion,  at or after grant, payment in full or in part may be made at the  election of the  Optionee (i) in the form of Stock owned by the  Optionee  (based on the Fair Market Value of the Stock on the trading day before the Option is exercised)  which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the
Company  from the shares of Stock  otherwise to be received  with such  withheld shares of Stock having a Fair Market Value on the date of exercise  equal to the exercise  price  of the  Option,  or (iii) by a  combination  of the  foregoing, provided that the combined value of all cash and cash  equivalents  and the Fair
Market Value of any shares  surrendered to the Company is at least equal to such exercise  price and except with  respect to (ii)  above,  such method of payment will not cause a  disqualifying  disposition  of all or a  portion  of the Stock received upon exercise of an Incentive  Option. An Optionee shall have the right to dividends and other rights of a  stockholder  with respect to shares of Stock purchased  upon  exercise  of an Option at such time as the  Optionee  has given written  notice of  exercise  and has paid in full for such  shares and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

                  (e)   Non-transferability   of   Options.   Options   are  not
transferable  and may be exercised solely by the Optionee during his lifetime or after his death by the person or persons  entitled thereto under his will or the laws of descent and  distribution.  The Committee,  in its sole discretion,  may permit a transfer of a Nonqualified

                                       B-4

Option to (i) a trust for the  benefit of the  Optionee  or (ii) a member of the
Optionee's immediate family (or a trust for his or her benefit).  Any attempt to transfer,  assign,  pledge or otherwise  dispose of, or to subject to execution, attachment or similar  process,  any Option  contrary to the  provisions  hereof shall  be void  and  ineffective  and  shall  give  no  right  to the  purported transferee.

                  (f) Termination by Death.  Unless otherwise  determined by the
Committee,  if any Optionee's  employment  with or service to the Company or any
Subsidiary  terminates  by  reason  of  death,  the  Option  may  thereafter  be exercised,  to the extent then exercisable (or on such accelerated  basis as the
Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee  under the will of the Optionee,  for a period of one year after the date of such death or until the  expiration  of the stated  term of such  Option as  provided  under the Plan,  whichever  period is shorter.

                  (g)  Termination  by Reason of  Disability.  Unless  otherwise determined by the Committee, if any Optionee's employment with or service to the
Company  or  any  Subsidiary   terminates  by  reason  of  total  and  permanent
disability, any Option held by such Optionee may thereafter be exercised, to the extent it was  exercisable at the time of  termination  due to Disability (or on such accelerated basis as the Committee shall determine at or after grant),  but may not be  exercised  after  60 days  after  the  date of such  termination  of employment  or service or the  expiration  of the  stated  term of such  Option, whichever  period is shorter;  provided,  however,  that,  if the Optionee  dies within such 60-day period,  any  unexercised  Option held by such Optionee shall thereafter be exercisable to the extent to which it was  exercisable at the time of death for a period of one year after the date of such death or for the stated
term of such Option, whichever period is shorter.

                  (h)  Termination  by Reason of  Retirement.  Unless  otherwise determined by the Committee, if any Optionee's employment with or service to the
Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined  below),  any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such  accelerated  basis as the Committee shall determine at or after grant), but may not be  exercised  after 60 days after the date of such  termination  of employment  or service or the  expiration  of the  stated  term of such  Option, whichever  period is shorter;  provided,  however,  that,  if the Optionee  dies within such 60-day period,  any  unexercised  Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of  death,  for a period  of one year  after  the date of such  death or for the stated term of such Option, whichever period is shorter.

                       For purposes of this  paragraph  (h) "Normal  Retirement"
shall mean retirement  from active  employment with or service to the Company or any  Subsidiary  on or  after  the  normal  retirement  date  specified  in  the applicable  Company or Subsidiary  pension plan or if no such pension plan,  age
65, and "Early  Retirement" shall mean retirement from active employment with or service  to the  Company  or any  Subsidiary  pursuant  to the early  retirement provisions of the  applicable  Company or Subsidiary  pension plan or if no such pension plan, age 55.

                  (i) Other  Termination.  Unless  otherwise  determined  by the
Committee,  if any Optionee's  employment  with or service to the Company or any
Subsidiary  terminates for any reason other than death,  Disability or Normal or
Early Retirement, the Option shall thereupon terminate,  except that the portion of any Option that was exercisable on the date of such termination of employment or  service  may be  exercised  for the  lesser  of 30 days  after  the  date of termination or the balance of such Option's term if the Optionee's employment or service with the Company or any  Subsidiary is terminated by the Company or such
Subsidiary  without cause (the  determination as to whether  termination was for cause to be made by the Committee).  The transfer of an Optionee from the employ of or service to the  Company  to the employ of or service to a  Subsidiary,  or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

                                       B-5

                  (j) Limit on Value of Incentive  Option.  The  aggregate  Fair
Market  Value,  determined as of the date the  Incentive  Option is granted,  of
Stock for which  Incentive  Options  are  exercisable  for the first time by any
Optionee  during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

                  (k)  Transfer of  Incentive  Option  Shares.  The stock option agreement evidencing any Incentive Options granted under this Plan shall provide that if the Optionee makes a  disposition,  within the meaning of Section 424(c)
of the Code and regulations  promulgated  thereunder,  of any share or shares of
Stock issued to him upon exercise of an Incentive  Option granted under the Plan within the two-year period  commencing on the day after the date of the grant of such Incentive  Option or within a one-year  period  commencing on the day after the date of transfer of the share or shares to him  pursuant to the  exercise of such Incentive Option, he shall,  within 10 days after such disposition,  notify the Company thereof and immediately  deliver to the Company any amount of United
States federal, state and local income tax withholding required by law.

         6.       TERM OF PLAN.

                  No Option  shall be granted  pursuant  to the Plan on or after
April 12, 2011, but Options theretofore granted may extend beyond that date.

         7.       CAPITAL CHANGE OF THE COMPANY.

                  In the  event of any  merger,  reorganization,  consolidation, recapitalization,  stock  dividend,  or  other  change  in  corporate  structure affecting  the Stock,  the  Committee  shall make an  appropriate  and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number  and option  price of shares  subject to  outstanding  Options granted  under  the Plan,  to the end that  after  such  event  each  Optionee's proportionate  interest shall be maintained as immediately before the occurrence of such event.

         8.       PURCHASE FOR INVESTMENT.

                  Unless the  Options  and shares  covered by the Plan have been registered under the Securities Act of 1933, as amended (the "Securities  Act"), or the Company has determined that such registration is unnecessary, each person exercising  an Option  under the Plan may be  required  by the Company to give a representation  in writing that he is  acquiring  the shares for his own account for  investment  and not with a view to,  or for sale in  connection  with,  the distribution of any part thereof.

         9.       TAXES.

                  The  Company  may  make  such   provisions   as  it  may  deem
appropriate,  consistent  with  applicable  law, in connection  with any Options granted under the Plan with respect to the withholding of any taxes or any other tax matters.

         10.      EFFECTIVE DATE OF PLAN.

                  The  Plan  shall be  effective  on April  12,  2001,  provided however  that the Plan shall  subsequently  be approved by majority  vote of the
Company's  stockholders  not later than the  Company's  next  annual  meeting of stockholders following such date.

                                       B-6

         11.      AMENDMENT AND TERMINATION.

                  The Board may amend,  suspend,  or terminate the Plan,  except that no  amendment  shall be made that would  impair the rights of any  Optionee under any Option theretofore granted without the Optionee's consent,  and except that no amendment shall be made which,  without the approval of the stockholders of the Company, as required by law, would:

                  (a)  materially  increase  the  number of  shares  that may be issued under the Plan, except as is provided in Section 7;

                  (b) materially increase the benefits accruing to the Optionees under the Plan;

                  (c) materially  modify the  requirements as to eligibility for participation in the Plan;

                  (d) decrease the exercise price of an Option to less than 100%
of the Fair Market Value per share of Stock on the date of grant thereof; or

                  (e) extend the term of any Option  beyond that provided for in
Section 5(b).

                  The  Committee  may amend the terms of any Option  theretofore granted, prospectively or retroactively,  but no such amendment shall impair the rights of any Optionee without the Optionee's consent.

         12.      GOVERNMENT REGULATIONS.

                  The Plan, and the grant and exercise of Options hereunder, and the  obligation  of the Company to sell and deliver  shares under such  Options, shall be subject to all  applicable  laws,  rules and  regulations,  and to such approvals  by any  governmental  agencies,  national  securities  exchanges  and interdealer quotation systems as may be required.

         13.      GENERAL PROVISIONS.

                  (a)  Certificates.   All  certificates  for  shares  of  Stock
delivered under the Plan shall be subject to such stop transfer orders and other restrictions  as the Committee may deem advisable  under the rules,  regulations and other  requirements  of the  Securities  and Exchange  Commission,  or other securities  commission  having  jurisdiction,  any  applicable  Federal or state securities  law, any stock exchange or interdealer  quotation  system upon which the  Stock is then  listed  or traded  and the  Committee  may cause a legend or legends to be placed on any such  certificates to make appropriate  reference to such restrictions.

                  (b)  Employment  Matters.  The  adoption of the Plan shall not confer upon any Optionee of the Company or any Subsidiary any right to continued
employment or, in the case of an Optionee who is a director,  continued  service as a director,  with the Company or a Subsidiary,  as the case may be, nor shall it  interfere  in any way with the right of the  Company  or any  Subsidiary  to terminate  the  employment  of any of its  employees,  the service of any of its directors or the retention of any of its consultants or advisors at any time.

                  (c)  Limitation  of  Liability.  No member of the Board or the
Committee,  or any officer or  employee  of the Company  acting on behalf of the
Board or the Committee, shall be personally liable for any action, determination or interpretation  taken or made in good faith with respect to the Plan, and all members of the Board or the  Committee  and each and any  officer or employee of the Company acting on their behalf shall, to the extent

                                       B-7

permitted by law, be fully  indemnified  and protected by the Company in respect of any such action, determination or interpretation.

                  (d) Registration of Stock. Notwithstanding any other provision in the Plan, no Option may be exercised  unless and until the Stock to be issued upon the  exercise  thereof has been  registered  under the  Securities  Act and applicable  state  securities  laws,  or are,  in the  opinion of counsel to the
Company,  exempt from such registration in the United States.  The Company shall not be under any  obligation  to  register  under  applicable  federal  or state securities  laws any Stock to be issued upon the  exercise of an Option  granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock  subject  to such  Option,  although  the  Company  may in its sole discretion  register such Stock at such time as the Company shall determine.  If the Company  chooses to comply with such an  exemption  from  registration,  the
Stock issued  under the Plan may, at the  direction  of the  Committee,  bear an appropriate  restrictive  legend restricting the transfer or pledge of the Stock represented  thereby,  and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company's transfer agent.

                                              WHX CORPORATION

                                              April 12, 2001

                                       B-8

                                   APPENDIX C

                               AMENDMENT NO. 4 TO
            THE 1991 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN OF
                                 WHX CORPORATION

         1. The 1991 Incentive and  Nonqualified  Stock Option Plan (the "Plan")
of WHX Corporation  (the  "Company") is hereby  amended,  subject to stockholder approval  of  this  Amendment  at the  next  annual  meeting  of  the  Company's
Stockholders, as follows:

         A.  Section 1 of the Plan is hereby  amended in its entirety to read as follows:

         "1.      PURPOSE OF THE PLAN
                  This 1991  Incentive and  Nonqualified  Stock Option Plan (the
         "Plan") is intended as an incentive,  to retain in the employ of and as
         directors,  officers,  consultants,   advisors  and  employees  to  WHX
         Corporation  (the  "Company") and any Subsidiary of the Company (within the meaning of Section 424(f) of the Internal  Revenue Code of 1986, as
         amended (the "Code")), persons of training,  experience and ability, to attract new employees,  directors,  officers,  consultants and advisors whose  services are  considered  valuable,  to  encourage  the sense of proprietorship  and to stimulate the active interest of such persons in
         the  development   and  financial   success  of  the  Company  and  its
         Subsidiaries.  It is further  intended  that  certain  options  granted pursuant to the Plan shall  constitute  incentive  stock options within the  meaning of Section  422 of the Code  ("Incentive  Options")  while certain other options granted pursuant to the Plan will be nonqualified stock  options  ("Nonqualified  Options").  Incentive  Options  and the
         Nonqualified  Options  are  hereinafter  referred  to  collectively  as
         "Options"."

         B.  Section 2 of the Plan is hereby  amended in its entirety to read as follows:

         "2.      ADMINISTRATION OF THE PLAN
                  The Board of  Directors  of the Company  (the  "Board")  shall appoint and  maintain  as  administrator  of the Plan a Committee  (the
         "Committee")  consisting  of two or more  directors of the Company.  No person shall be eligible to serve on the Committee  unless he is then a
         "disinterested  person"  within  the  meaning  of  Rule  16b-3  of  the
         Securities and Exchange  Commission ("Rule 16b3") promulgated under the
         Securities Exchange Act of 1934, as amended (the "Act"), if and as Rule
         16b-3 is then in effect.  The members of the  Committee  shall serve at the pleasure of the Board.

                  The  Committee,  subject to Section 3 hereof,  shall have full power and authority to designate  recipients  of Options,  to determine the terms and conditions of respective  Option  agreements  (which need not be  identical)  and to interpret the  provisions  and supervise the administration of the Plan.  Subject to Section 7 hereof, the Committee shall  have the  authority,  without  limitation,  to  designate  which
         Options  granted  under the Plan shall be  Incentive  Options and which shall be  Nonqualified  Options.  To the  extent  any  Option  does not qualify  as  an  Incentive  Option,  it  shall  constitute  a  separate
         Nonqualified Option.

                  Subject to the  provisions of the Plan,  the  Committee  shall interpret the Plan and all Options  granted under the Plan,  shall make such rules as it deems necessary for the proper  administration  of the
         Plan,  shall make all other  determinations  necessary or advisable for the  administration of the Plan and shall correct any defects or supply any  omission  or  reconcile  any  inconsistency  in the Plan or in any
         Options granted under the Plan in the manner and to the extent that the
         Committee deems desirable to carry the Plan or any Options into effect.
         The act or determination of a majority of the Committee shall be deemed to be the  act or  determination  of the  Committee  and  any  decision reduced to writing  and signed by all of the  members of the  Committee shall be fully  effective  as if it had been  made by a  majority  at a meeting duly held. Subject to

                                       C-1

         the provisions of the Plan, any action taken or  determination  made by the  Committee  pursuant to this and the other  paragraphs  of the Plan shall be conclusive on all parties.

                  In the event that for any reason  the  Committee  is unable to act or if the  Committee  at the  time of any  grant,  award  or  other acquisition  under the Plan of Options or Stock as hereinafter  defined does not consist of two or more "disinterested"  directors, or if there shall be no such Committee,  then the Plan shall be administered by the
         Board, and references herein to the Committee (except in the proviso to this sentence)  shall be deemed to be references to the Board,  and any such grant,  award or other  acquisition may be approved or ratified in any  other  manner  contemplated  by  subparagraph  (d) of Rule  16b-3;
         provided,   however,  that  options  granted  to  the  Company's  Chief
         Executive  Officer or to any of the  Company's  other four most  highly compensated officers that are intended to qualify as perfo compensation under Section 162(m) of the Code may only be granted by the Committee."

         C.  Section 3 of the Plan is hereby  amended in its entirety to read as follows:

         "3.      DESIGNATION OF OPTIONEES.

                  The  persons  eligible  for   participation  in  the  Plan  as
         recipients of Options ("Optionees") shall include employees, directors, officers,  consultants  and advisors of the Company or any  Subsidiary.
         The grant of an Option to an employee, director, officer, consultant or advisor  who is an  executive  officer of the  Company,  as well as the terms and  provisions of such Option,  shall require the prior approval of a  majority  of the  members  of the  Board  who are  "disinterested persons."  In selecting  Optionees,  and in  determining  the number of shares to be covered by each Option granted to Optionees, the Committee may  consider  the  office  or  position  held  by  the  Optionee,  the
         Optionee's degree of responsibility  for and contribution to the growth and success of the Company or any Subsidiary,  the Optionee's length of service,  age,  promotions,  potential  and any other factors which the
         Committee  may  consider  relevant.  Subject to the next  sentence,  an employee  who has been  granted an Option  hereunder  may be granted an additional  Option or Options,  if the  Committee  shall so  determine.
         Notwithstanding  anything  contained  in the Plan to the  contrary,  no recipient  of Options  may be granted  Options to purchase in excess of twenty percent of the maximum number of shares of Stock (as hereinafter defined) authorized to be issued under the Plan."

         D. Section  5(f) of the Plan is hereby  amended in its entirety to read as follows:

"(f)  Termination  by Death.  Unless  otherwise  determined  by the Committee at grant,  if any  Optionee's  employment  with or  service  to the  Company or any
Subsidiary  terminates  by  reason  of  death,  the  Option  may  thereafter  be immediately  exercised,  to the extent then  exercisable (or on such accelerated basis  as the  Committee  shall  determine  at or  after  grant),  by the  legal representative of the estate or by the legatee of the Optionee under the will of the Optionee,  for a period of one year from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter."

         E. Section  5(g) of the Plan is hereby  amended in its entirety to read as follows:

"(g)  Termination by Reason of Disability.  Unless  otherwise  determined by the
Committee at grant, if any Optionee's  employment with or service to the Company or any  Subsidiary  terminates  by reason of total and  permanent  disability as determined under the Company's long term disability policy  ("Disability"),  any
Option held by such Optionee may  thereafter be exercised,  to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis  as the  Committee  shall  determine  at or after  grant),  but may not be exercised  after one year from the date of such  termination  of  employment  or service to or the expiration of the stated term of such Option, whichever period is shorter;  provided,  however, that, if the Optionee dies within such one-year period, any unexercised Option held by such Optionee shall

                                       C-2

         thereafter be exercisable to the extent to which it was  exercisable at the time of death for a period of one year from the date of such  death or for the stated term of such Option, whichever period is shorter."

         F. Section  5(h) of the Plan is hereby  amended in its entirety to read as follows:

         "(h) Termination by Reason of Retirement.  Unless otherwise  determined by the Committee at grant, if any Optionee's employment with or service to the  Company  or any  Subsidiary  terminates  by reason of Normal or
         Early Retirement (as such terms are defined below),  any Option held by such  Optionee  may  thereafter  be  exercised  to  the  extent  it was exercisable  at the time of such  Retirement  (as defined below) (or on such  accelerated  basis as the Committee  shall  determine at or after grant),  but may not be  exercised  after three months from the date of such  termination  of  employment  or service or the  expiration of the stated term of such  Option,  whichever  period is  shorter;  provided, however, that, if the Optionee dies within such three-month period, any
         unexercised   Option  held  by  such  Optionee   shall   thereafter  be
         exercisable,  to the extent to which it was  exercisable at the time of death,  for a period of one year from the date of such death or for the stated term of such Option, whichever period is shorter.

                  For purposes of this paragraph (h),  Normal  Retirement  shall mean retirement  from active  employment with or service to the Company or any Subsidiary on or after the normal  retirement  date specified in the applicable  Company or Subsidiary  pension plan.  Early  Retirement shall mean  retirement  from active  employment  or service to with the
         Company or any Subsidiary  pursuant to the early retirement  provisions of the applicable Company or Subsidiary pension plan.  Retirement shall mean Normal or Early Retirement."

         G. Section  5(i) of the Plan is hereby  amended in its entirety to read as follows:

         "(i) Other Termination. Unless otherwise determined by the Committee at grant,  if any Optionee's  employment with or service to the Company or any Subsidiary  terminates for any reason other than death,  Disability or Retirement,  the Option shall thereupon  terminate,  except that the exercisable  portion of any Option which was exercisable on the date of such  termination  of  employment  or service may be exercised  for the lesser of three months from the date of  termination  or the balance of such Option's term if the Optionee's  employment with or service to the
         Company or any Subsidiary is involuntarily terminated by the Optionee's employer  without  Cause.  Cause shall mean a felony  conviction or the failure  of an  Optionee  to  contest  prosecution  for a felony  or an
         Optionee's willful misconduct or dishonesty, any of which is harmful to the  business  or  reputation  of the  Company or any  Subsidiary.  The transfer of an Optionee  from the employ or service to the Company to a
         Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment for purposes of the
         Plan."

         H.  Section 6 of the Plan is hereby  amended in its entirety to read as follows:

         "6.      TERM OF PLAN.

                  No Option  shall be granted  pursuant  to the Plan on or after the fifteenth  (15th)  anniversary  of the date the Plan is approved by the Board, but Options granted may extend beyond that date."

         2.       Except as amended hereby,  the Plan shall remain in full force and effect.

                                                      Dated as of April 12, 2001

                                       C-3